                                                                    Exhibit 2(B)


                            SHARE PURCHASE AGREEMENT

         This Share Purchase Agreement ("AGREEMENT") is entered into effective as of June 5, 2002, among Huffy Corporation, an Ohio corporation, HSGC Canada Inc., a New Brunswick corporation ("BUYER"), Gen-X Sports, Inc., an Ontario corporation ("Gen-X Ontario"), DMJ Financial, Inc. a Barbados Corporation, K&J Financial, Inc., a Barbados Corporation, DLS Financial, Inc., a Barbados corporation, Kenneth Finkelstein Family Trust, James Salter Family Trust, Osgoode Financial Inc., an Ontario corporation, James Salter, Kenneth Finkelstein and those Gen-X Shareholders (hereinafter defined) which have, as of the date hereof, executed and delivered to Huffy a Shareholders' Acceptance Agreement (hereinafter defined).

                              PRELIMINARY STATEMENT

         WHEREAS Sellers (as hereinafter defined) desire to sell, and Buyer, a wholly-owned subsidiary of Huffy Corporation, desires to purchase, all of the outstanding shares (the "SHARES") of Gen-X Ontario (the "SHARE PURCHASE"), on the terms set forth in this Agreement, such transaction to be effected simultaneously with, and conditioned upon, the merger of Gen-X Sports Inc., a Delaware corporation having substantially the same owners as Gen-X Ontario ("GEN-X DELAWARE"), with and into HSGC, Inc., a Delaware corporation ("MERGERSUB") (the "MERGER") which is a wholly-owned subsidiary of Huffy Corporation, pursuant to an Agreement and Plan of Merger of even date herewith (the "MERGER AGREEMENT").


                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants contained herein and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I
                                   DEFINITIONS

         1.1 CERTAIN TERMS. For all purposes of this Agreement, except as otherwise expressly provided:

             1.1.1 the terms defined in this ARTICLE I have the meanings assigned to them in this ARTICLE I and include the plural as well as the singular;

             1.1.2 all capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Merger Agreement;

             1.1.3 all accounting terms not otherwise defined herein have the meanings assigned under GAAP;

             1.1.4 all references in this Agreement to "Articles," "Sections," "Exhibits" and "Schedules" shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless the context shall otherwise require;

             1.1.5 pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;

             1.1.6 the words "include," "includes" and "including" shall be deemed in each case to be followed by the words "without limitation";

             1.1.7 the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

             1.1.8 the terms "party" or "parties" when used herein refer to Huffy Corporation, Buyer, Sellers, Gen-X Ontario and the Principal Shareholders;

             1.1.9 unless otherwise expressly provided herein, any agreement, plan, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, plan, instrument or statute as may be from time to time amended, modified or supplemented, including (in the case of agreements, plans or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes; and

             1.1.10 certain sections of this Agreement have been included and marked "Intentionally Omitted", which sections have been inserted so that the section references in the Gen-X Disclosure Schedule match the corresponding references in the Merger Agreement.

         1.2 DEFINITIONS. As used in this Agreement and the Exhibits and Schedules delivered pursuant to this Agreement, the following initially capitalized terms have the meanings set forth below:

             1.2.1 "ACQUISITION TRANSACTION" has the meaning set forth in 7.4.1.

             1.2.2 "ACTION" means any action, complaint, petition, investigation, suit, audit, arbitration, litigation or other proceeding, whether civil, administrative or criminal, in law or in equity, before any arbitrator or Governmental Entity.

             1.2.3 "AFFILIATE" means, as applied to any Person, (i) any other Person directly or indirectly controlling, controlled by, or under common control with, that Person, (ii) any other Person that owns or controls 10% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (iii) as to a corporation, each director and executive officer thereof, and, as to a partnership, each general partner thereof, and, as to a limited liability company, each managing member or similarly authorized person thereof (including officers or managers), and, as to any other entity, each Person exercising similar authority to that of a director or officer of a corporation. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through ownership of voting securities, by Contract or otherwise.

             1.2.4 "AGREEMENT" means this Agreement, including (unless the context otherwise requires), the Shareholders' Acceptance Agreements and all Exhibits and Schedules attached or incorporated by reference, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

             1.2.5 "ANCILLARY AGREEMENTS" means the Employment Agreements and Non-Competition Agreement.

             1.2.6 "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the State of Delaware or the Province of Ontario are authorized or obligated to close.

             1.2.7 "BUYER" has the meaning set forth in the preamble to this Agreement.

             1.2.8 "CCRA" means the Canada Customs and Revenue Agency.

             1.2.9 "CIBC" has the meaning set forth in Section 5.11.1.

             1.2.10 "CLOSING" has the meaning set forth in Section 3.1.

             1.2.11 "CLOSING DATE" means the date and time of the Closing.

             1.2.12 "COMMON SHARE PURCHASE PRICE" has the meaning set forth in
Section 2.2.1.

             1.2.13 "COMPETITION ACT" means the Competition Act (Canada), R.S.C. 1985, Chap.C-34.

             1.2.14 "CONFIDENTIALITY AGREEMENT" has the meaning set forth in
Section 11.1.

             1.2.15 "CONTRACT" means any loan, note, bond, mortgage, indenture, lease, agreement, contract, instrument, concession, guarantee of indebtedness or credit agreement, franchise, right or license that is in writing (unless otherwise specified).

             1.2.16 "DAMAGES" has the meaning set forth in Section 10.1.

             1.2.17 "EDC INSURANCE POLICY" has the meaning set forth in Section 5.24.

             1.2.18 "EMPLOYEE" means any individual employed by Gen-X whether as an active or inactive employee, officer or director thereof.

             1.2.19 "EMPLOYMENT AGREEMENT" means each agreement to be entered into on Closing between Gen-X Ontario and each of the Key Employees and such other Employees as contemplated in Section 8.3.4(j).

             1.2.20 "ENVIRONMENT" means the air, land, water, plant, animal or human life, safety and health and ecological systems and any part or combination of the foregoing.

             1.2.21 "ENVIRONMENTAL LAW" means any federal, provincial, local or foreign environmental, health safety or other Law, in each case in existence as of the Closing Date, relating to Hazardous Materials or the Environment.

             1.2.22 "ENVIRONMENTAL PERMIT" means any permit, license, approval, consent or authorization required under, or in connection with, any Environmental Law and includes any and all orders, consent orders or binding agreements issued by or entered into with a Governmental Entity.

             1.2.23 "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time, consistently applied.

             1.2.24 "GEN-X" means Gen-X Ontario and all of its Subsidiaries.

             1.2.25 "GEN-X COMMON SHARES" means the common shares of Gen-X Ontario.

             1.2.26 "GEN-X DELAWARE" means Gen-X Sports Inc., a Delaware corporation, having substantially similar ownership as Gen-X Ontario, and all of its Subsidiaries.

             1.2.27 "GEN-X DISCLOSURE SCHEDULE" means the Schedules delivered to Buyer by, or on behalf of, Gen-X, the Principal Shareholders and the Sellers, as applicable, (concurrently with entering into this Agreement) as may be supplemented from time to time, containing all lists, descriptions, exceptions, and other information and materials that are required to be included therein in connection with the representations and warranties made by Gen-X and the Principal Shareholders in ARTICLE V and the Sellers in ARTICLE IV or that are otherwise required to be included therein.

             1.2.28 "GEN-X EMPLOYEE BENEFIT PLAN" means any agreement, plan, program, fund, policy, Contract or arrangement (whether written or oral) providing any bonus, incentive compensation, profit sharing, retirement, pension, insurance, disability, death benefit, medical, dental or vision insurance or expense reimbursement, sick pay, dependent care, equity (share) bonus, (share) equity (share) option, equity (share) purchase arrangement or equity (share) appreciation rights, phantom equity (stock), equity equivalent bonus, savings, deferred compensation, consulting, severance pay or termination pay, change-in-control benefit, holiday or vacation pay, day-care, legal services, supplemental or excess benefit, housing assistance, moving expense reimbursement, educational assistance, welfare or other benefits beyond an Employee's or former Employee's current base pay, to any Employee or former Employee and the beneficiaries and dependents of any such Employee or former Employee, regardless of whether it is private, funded, unfunded, financed by the purchase of insurance, contributory or non-contributory, except any benefit mandated by Laws and falling within the definition of "Taxes".

             1.2.29 "GEN-X FINANCIAL STATEMENTS" has the meaning set forth in
Section 5.9.

             1.2.30 "GEN-X IMPROVEMENTS" has the meaning set forth in Section 5.22.7.

             1.2.31 "GEN-X INTELLECTUAL PROPERTY RIGHTS" has the meaning set forth in Section 5.16.

             1.2.32 "GEN-X INTERIM FINANCIAL STATEMENTS" has the meaning set forth in Section 5.9.

             1.2.33 "GEN-X LEASED REAL PROPERTY" has the meaning set forth in
Section 5.22.2.

             1.2.34 "GEN-X LEASES" has the meaning set forth in Section 5.22.2.

             1.2.35 "GEN-X ONTARIO" has the meaning set forth in the preamble to this Agreement.

             1.2.36 "GEN-X PREFERENCE SHARES" means the Class A Redeemable Preference Shares of Gen-X Ontario.

             1.2.37 "GEN-X SHAREHOLDERS" means the holders of all the issued and outstanding shares in the capital of Gen-X Ontario, as set forth in SECTION 5.3.1B of the Gen-X Disclosure Schedule as amended in accordance with Section
7.20 from time to time, provided that as at the Closing Date it shall mean those Persons as set forth on the updated Shareholder List required to be delivered by Gen-X to Huffy pursuant to Section 7.24.

             1.2.38 "GOVERNMENTAL ENTITY" means any government or any agency, public or regulatory authority, instrumentality, ministry, bureau, board, arbitrator, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether foreign or domestic and whether national, federal, tribal, provincial, state, regional, local or municipal, and shall include any stock exchange and any quotation service.

             1.2.39 "HSBC" has the meaning set forth in Section 5.11.1.

             1.2.40 "HAZARDOUS MATERIAL" means (a) any chemical, material, substance or waste including, containing or constituting petroleum or petroleum products, solvents (including chlorinated solvents), nuclear or radioactive materials, asbestos in any form that is or could become friable, radon, lead-based paint, urea formaldehyde foam insulation or polychlorinated biphenyls, and (b) any other chemical, material, substance or waste that is now defined as, or included in the definition of, "hazardous substance(s)," "hazardous waste(s)," "hazardous material(s)," "extremely hazardous waste(s)," "restricted hazardous waste(s)," "toxic substance(s)," "toxic pollutant(s)" or words of similar import under or pursuant to any Environmental Law.

             1.2.41 "HUFFY" means Huffy Corporation and its Subsidiaries.

             1.2.42 "HUFFY DISCLOSURE SCHEDULE" means the Schedules delivered to the Principal Shareholders by, or on behalf of, Huffy Corporation and Buyer (concurrently with entering into this Agreement) as may be supplemented from time to time, containing all lists, descriptions, exceptions, and other information and materials that are required to be included therein in connection with the representations and warranties made by Huffy Corporation and the Buyer in Article VI or that are otherwise required to be included therein.

             1.2.43 "ITA" means the Income Tax Act (Canada), R.S.C. 1985 (5th Supplement) C.1.

             1.2.44 "INTELLECTUAL PROPERTY RIGHTS" means all trademarks, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications, trade names, trade dress, logos, corporate names, all such existing worldwide, together with all renewals, translations, adoptions, derivatives and combinations thereof and including all goodwill associated therewith, collectively, "TRADEMARK RIGHTS"), all worldwide patents, patent applications, and patent disclosures together with all reissues, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, material confidential business information, whether patentable or unpatentable and whether or not reduced to practice (collectively "PATENT RIGHTS"), all know how and trade secrets, all computer software, all copyrights, copyright registrations and applications for the registration of copyrights and all other moral rights and material proprietary rights used by or held by a party or any other third Person whether or not currently used thereby and all Contracts and arrangements for licensing the same to or from third parties.

             1.2.45 "INVESTMENT CANADA ACT" means the Investment Canada Act, R.S.C. 1985, Chap. 28 (1st Supplement).

             1.2.46 "KEY EMPLOYEES" means James Salter, Kenneth Finkelstein and John Collins.

             1.2.47 "KNOWLEDGE," "KNOWN TO" or any similar phrase means, with respect to any matter in question, that, with respect to Gen-X, a Gen-X Executive Officer, or, with respect to Huffy, a Huffy Executive Officer: (a) has actual knowledge of such fact or other matter, or (b) could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. For purposes of this Section 1.2.47 (i) a Gen-X Executive Officer shall mean any of James Salter, Kenneth Finkelstein and John Collins and (ii) a Huffy Executive Officer shall mean any of Don R. Graber, Robert W. Lafferty, Timothy G. Howard and Nancy A. Michaud.

             1.2.48 "LAW" or "LAWS" means any law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law whether in the United States, Canada, any other country, or any domestic or foreign state, county, city or other political subdivision or of any Governmental Entity.

             1.2.49 "LIABILITIES" means all indebtedness, obligations and other liabilities of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

             1.2.50 "LIENS" means any mortgage, deed of trust, pledge, assessment, security interest, lease, lien, easement, license, covenant, condition, adverse claim, levy, charge, option, equity, adverse restriction, or other lien of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing, except for any restrictions on transfer generally arising under any applicable federal or provincial securities Law.

             1.2.51 "MATERIAL ADVERSE EFFECT" means, (i) with respect to any Person, any event, circumstance, change, condition, development or occurrence either individually or in the aggregate with all other events, circumstances, changes, conditions, developments or occurrences, resulting in or reasonably likely to result in a material adverse effect on (a) the business (as now conducted or as now proposed by such Person to be conducted), results of operations, condition (financial or otherwise), properties, value, assets or Liabilities (contingent or otherwise), or of such Person and its Subsidiaries, taken as a whole, (b) the legality or enforceability of this Agreement, or (c) the ability of such Person to perform its obligations and to consummate the transactions under this Agreement; or (ii) with respect to Gen-X, the occurrence of an EBITDA MAE. Where the defined term "Material Adverse Effect" is used in a particular representation or warranty in ARTICLE IV or ARTICLE V, the reference to "all other events, circumstances, changes, conditions, developments or occurrences" in the foregoing definition shall be deemed to refer to all other events, circumstances, changes, conditions, developments or occurrences that are within the same subject matter coverage as that particular representation or warranty (i.e., excluding matters unrelated to that particular representation or warranty); the foregoing convention shall not apply where the defined term "Material Adverse Effect" is otherwise used in this Agreement. In determining whether a "Material Adverse Effect" has occurred with respect to a party's results of operations, extraordinary, non-recurring income items will be disregarded. For the purposes of analyzing whether any event, circumstance, change, condition, development or occurrence constitutes a "Material Adverse Effect" under this definition, the parties agree that with respect to Gen-X (A) materiality shall be analyzed from the viewpoint of whether there is a likelihood that the disclosure of such event, circumstance, change, condition, development or occurrence would be viewed by a reasonable investor as having materially altered the total mix of information available to such investor if the total mix of information had consisted solely of the representations and warranties of Gen-X, the Principal Shareholders and the Sellers as applicable, contained in this Agreement (other than Section 5.11) and the Gen-X Disclosure Schedule, (B) the analysis of materiality shall not be limited to the viewpoint of a long-term investor, and (C) each of the terms contained in subclause (i)(a) above are intended to be separate and distinct. Notwithstanding the foregoing, the parties hereto agree that any adverse effect resulting from the following shall not be considered to be a Material Adverse Effect: (i) this Agreement or the transactions contemplated hereby or the public announcement of this Agreement; (ii) the economy or securities markets in general; or (iii) Gen-X's or Huffy's industry in general and not in whole or in any part significantly related specifically to Gen-X or Huffy, as applicable.

             1.2.52 "MERGER" has the meaning set forth in the preamble to this Agreement.

             1.2.53 "MERGER AGREEMENT" has the meaning set forth in the preamble to this Agreement.

             1.2.54 "MERGERSUB" has the meaning set forth in the preamble to this Agreement.

             1.2.55 "NON-COMPETITION AGREEMENT" means the confidentiality and non-competition agreement to be entered in to by the Principal Shareholders and John Collins substantially in the form attached hereto as Exhibit 8.3.4(f).

             1.2.56 "OPTIONS" means all options, warrants and similar securities or rights enabling the holder thereof to purchase or acquire in the capital of Gen-X Ontario shares (including, without limitation, all such Options issued pursuant to the Stock Option Plans).

             1.2.57 "OPTION HOLDERS" means all holders of Options as set forth in Section 5.3.1A of the Gen-X Disclosure Schedule as amended from time to time in accordance with Section 7.20 provided that as at 14 days prior to the Closing Date shall mean those Persons as set forth on the updated Option Holder list required to be delivered by Gen-X to Huffy pursuant to Section 7.24.

             1.2.58 "ORDER" means any decree, judgment, ruling, arbitration award, assessment, writ, injunction or similar order of any Governmental Entity (in each such case whether preliminary or final).

             1.2.59 "ORGANIZATIONAL DOCUMENT" means any charter, memorandum of association, articles, by-laws, certificate, statement, statutes or similar document adopted, filed or registered in connection with the creation, incorporation, formation or organization of an entity, and any Contract among all equity holders, partners or members of an entity.

             1.2.60 "PATENT RIGHTS" has the meaning set forth in Section 1.2.44.

             1.2.61 "PERMIT" means any license, permit, approval, consent, exemption, franchise or authorization, and includes any Environmental Permit.

             1.2.62 "PERMITTED LIENS" means: (a) Liens, encumbrances or imperfections of title that do not materially detract from the value of, or materially interfere with, the present use or, the marketability of the property affected thereby; (b) Liens for taxes and assessments, governmental charges, levies, mechanics liens or other statutory Liens, both special and general that are not yet due and payable or are being contested in good faith pursuant to appropriate proceedings; (c) Liens that are reserved on the financial statements as required by GAAP, which such financial statements were received prior to the date hereof by Huffy; (d) zoning, building, use and other governmental ordinances, if any; or (e) any Liens that arise as a matter of law, such as a purchase money security interest or warehouseman's lien, that Gen-X incurs in the ordinary course of business, consistent with past practices.

             1.2.63 "PERSON" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental Entity.

             1.2.64 "PREFERENCE SHARE PURCHASE PRICE" has the meaning set forth in Section 2.2.1.

             1.2.65 "PRINCIPAL SHAREHOLDERS" means DMJ Financial, Inc., a Barbados corporation, its two shareholders K&J Financial Holdings, Inc. ("K&J"), a Barbados corporation and DLS Financial, Inc. ("DLS"), a Barbados corporation, the sole stockholder of K&J, Kenneth Finkelstein Family Trust and the sole stockholder of DLS, James Salter Family Trust, Kenneth Finkelstein, James Salter and Osgoode Financial Inc., an Ontario corporation.

             1.2.66 "PURCHASE PRICE" means the Common Share Purchase Price and the Preference Share Purchase Price.

             1.2.67 "SELLERS" means DMJ Financial, Inc., Osgoode Financial Inc., and all Gen-X Shareholders which execute a Shareholders' Acceptance Agreement on or before the Closing Date.

             1.2.68 "SHAREHOLDERS' ACCEPTANCE AGREEMENT" has the meaning set forth in Section 7.23.

             1.2.69 "SHARES" means the Gen-X Common Shares and the Gen-X Preference Shares issued and outstanding.

             1.2.70 "SHARE PURCHASE" has the meaning set forth in the preamble to this Agreement.

             1.2.71 "SUBSIDIARY" of a party means any Person in which such party, directly or indirectly through Subsidiaries or otherwise, beneficially owns or owned at least 50% of either the equity interest in, or the voting control of, such Person, whether or not existing on the date hereof.

             1.2.72 "TAX" or "TAXES" means all federal, provincial, state, territorial, aboriginal, municipal, local, foreign and other taxes, imposts, rates, surtaxes, charges, fees, duties (including customs duties), levies, tolls, premiums, contributions or other assessments, including income, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, turnover, real and personal property (tangible and intangible), sales, retail sales, goods and services, commodity, harmonized, use, health, education, social service, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, estate, succession, death, interest equalization, windfall profits, severance, license, payroll, business, branch, premium, environmental, capital, capital stock, disability, employee's income withholding, other withholding, worker's compensation, employment insurance, unemployment insurance, social insurance, Canada Pension Plan, Quebec Pension Plan, health insurance, social security taxes, that are imposed by any Governmental Entity, and including any such taxes required to be collected, withheld, deducted or remitted, and including any interest, fines, penalties or additions to tax attributable thereto, and including any penalties or fines for failing to collect, withhold, deduct or remit such taxes, and any installments or payments payable in respect thereof.

             1.2.73 "TAX LAWS" means any Law in respect of Taxes.

             1.2.74 "TAX RETURNS" means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed with, or, where none is required to be filed with a Taxing Authority, the statement or other document issued by, a Governmental Entity in connection with any Tax.

             1.2.75 "TRADEMARK RIGHTS" has the meaning set forth in Section 1.2.44.

                                   ARTICLE II
                           SALE AND TRANSFER OF SHARES

         2.1 SHARES. Subject to the terms and conditions of this Agreement, at the Closing with effect as of the Effective Time on the Closing Date, Sellers will sell and transfer all of the Shares issued and outstanding as at the Closing Date to Buyer and Buyer will purchase such Shares from Sellers.

         2.2 PURCHASE PRICE.

             2.2.1 AMOUNT. The purchase price for all the Gen-X Preference Shares issued and outstanding at Closing is USD$1.00 cash per share (which will be an aggregate of USD$2,000,000 if all Gen-X Preference Shares outstanding as of the date of this Agreement are outstanding as at the Effective Time) (the "PREFERENCE SHARE PURCHASE Price"), and the aggregate purchase price for all the Gen-X Common Shares issued and outstanding at Closing is USD$13,443,086 (the "COMMON SHARE PURCHASE PRICE").

             2.2.2 PAYMENT. The Purchase Price will be satisfied by Buyer's delivery at the Closing to the Representative (as defined in the Merger Agreement) on behalf of the Sellers of the Purchase Price by wire transfer to an account as instructed by the Representative not less than 3 Business Days in advance of the Closing or certified cheque. Upon payment of the Preferred Share Purchase Price by Buyer to the Representative, Osgoode Financial Inc. shall deliver to Gen-X and Huffy a release of all Liens in favour of Osgoode Financial Inc. against the assets of Gen-X.

             2.3 STOCK OPTIONS. Each outstanding Option outstanding immediately prior to the Effective Time shall be treated in accordance with the provisions of Section 2.5 of the Merger Agreement.

                                  ARTICLE III
                                     CLOSING

         3.1 CLOSING. The closing of the Share Purchase (the "CLOSING") shall take place (i) at the offices of Dinsmore & Shohl LLP, 255 East Fifth Street, Cincinnati, Ohio, 45202 at 9:00 a.m. (Eastern Time) on the Business Day that the parties hereto designate as the closing date, which such date shall be a day that securities are traded on the New York Stock Exchange and shall be no later than five Business Days following the fulfillment or waiver of the conditions set forth in ARTICLE VIII in accordance with this Agreement; PROVIDED THAT the Closing shall occur no earlier than October 1, 2002, or (ii) at such other place and time and/or on such other date as Gen-X and Huffy may agree.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

          Each of the Sellers hereby severally represents and warrants to Huffy and Buyer, each on its own behalf, that, except as set forth in the Gen-X Disclosure Schedule (provided, however, that each disclosure set forth in each Section of the Gen-X Disclosure Schedule shall be deemed to be made in all sections of the Gen-X Disclosure Schedule):

         4.1 OWNERSHIP. Each Seller is, and at Closing will be, the registered and beneficial owner and holder of the Shares set out opposite its name in
SECTION 5.3.1B of the Gen-X Disclosure Schedule, updated to Closing, free and clear of all Liens. No legend or other reference to any purported Lien appears on any certificate representing the Shares. Each Seller has now and will have on Closing full power and authority to convey to the Buyer good and marketable legal and beneficial title in and to the Shares and will convey on Closing unencumbered good and marketable legal and beneficial title to the Shares to Buyer. Except as disclosed in SECTION 5.3.1A of the Gen-X Disclosure Schedule, no Person, firm, corporation or entity has any agreement, option, right or privilege which is capable of becoming an agreement or option for the purchase from each Seller of the Shares held by it or any of them, nor is each Seller subject to any restriction of any kind which would prevent the Closing of the transaction contemplated by this Agreement.

         4.2 AUTHORITY.

             4.2.1 GENERAL AUTHORITY AND ENFORCEABILITY. Each of the Sellers has the requisite power and authority to execute and deliver this Agreement on its own behalf, the Ancillary Agreements to which it is a party, and to consummate the transactions contemplated hereby. The execution and delivery by each corporate Seller of this Agreement and the consummation by each corporate Seller of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action by each corporate Seller, and no other corporate action on the part of each such corporate Seller is necessary to authorize the execution and delivery by each such corporate Seller of this Agreement and the consummation by each of them of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Sellers and constitutes a valid and binding agreement of such Sellers and is enforceable against each of them in accordance with its terms, except to the extent that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

             4.2.2 CORPORATE APPROVAL. Prior to execution and delivery of this Agreement, each corporate Seller has taken all necessary corporate action to determine that this Agreement and the transactions contemplated hereby are fair to, advisable and in the best interests of each corporate Seller.

         4.3 RESIDENCY. Except as disclosed on SECTION 5.3.1B of the Gen-X Disclosure Schedule each Seller represents and warrants on its own behalf that it is not a non-resident of Canada for the purposes of the ITA and the Taxation Act (Quebec).

         4.4 NO CLAIMS. Each Seller represents and warrants that it has no outstanding or pending claim, save and except for any entitlement to payment of the Purchase Price as applicable to them, or cause of action of any kind against Gen-X, Gen-X Delaware, Huffy, Buyer, or their respective officers, directors, agents, servants, employees, or shareholders acting in such capacity, as of the date of this Agreement.

                                   ARTICLE V
       REPRESENTATIONS AND WARRANTIES OF PRINCIPAL SHAREHOLDERS AND GEN-X

         Each of the Principal Shareholders and Gen-X jointly and severally represent and warrant to Huffy and to Buyer that, except as set forth in the Gen-X Disclosure Schedule (provided, however, that each disclosure set forth in each Section of the Gen-X Disclosure Schedule shall be deemed to be made in all sections of the Gen-X Disclosure Schedule):

         5.1 ORGANIZATION AND GOOD STANDING. Gen-X Ontario is a corporation duly amalgamated, organized and validly existing under the laws of the Province of Ontario and has the full corporate power and authority to carry on its business as it is now being conducted. Gen-X Ontario is duly registered to conduct business in each jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of its activities conducted by it requires such registration, except where the failure to be so registered would not have a Material Adverse Effect. Without limiting the generality of the foregoing, Gen-X Ontario is authorized to do business in the jurisdictions set forth on SECTION 5.1 of the Gen-X Disclosure Schedule.

         5.2 ORGANIZATIONAL DOCUMENTS. True, complete and correct copies of the Organizational Documents, each as amended as of the date hereof, of Gen-X Ontario have been made available to Huffy. The Organizational Documents of Gen-X Ontario are in full force and effect. Gen-X Ontario is not in violation of any provision of its Organizational Documents.

         5.3 CAPITALIZATION.

             5.3.1 EQUITY SECURITIES. As of the date hereof, the authorized and issued capital of Gen-X Ontario consists of 10,000,000 Gen-X Preference Shares and 50,000,000 Gen-X Common Shares. As of the date of this Agreement, (a) 2,000,000 Gen-X Preference Shares were outstanding and (b) 5,452,363 Gen-X Common Shares were outstanding. SECTION 5.3.1A of the Gen-X Disclosure Schedule contains a true, complete and correct list as of such date of all outstanding Options, warrants, rights and other securities of Gen-X Ontario convertible into, or exercisable for, shares of Gen-X Ontario, the holders of such Options, warrants, rights and other securities, the exercise prices with respect to such Options, warrants, rights and other securities and the state, province and country of domicile and residence of each holder of such options, warrants, rights and other securities. SECTION 5.3.1B of the Gen-X Disclosure Schedule, as updated prior to Closing in accordance with Section 7.23 hereof, contains a true, complete and correct list of all Gen-X Shareholders, the amount (and type) of shares of Gen-X Ontario each shareholder owns and the state, province and country of domicile and residence for each such shareholder. All outstanding Gen-X Common Shares and Gen-X Preference Shares have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights. No Gen-X Common Shares or Gen-X Preference Shares are owned by any direct or indirect Subsidiary of Gen-X Ontario. No shares of Gen-X Ontario or Options, warrants, rights, or other securities convertible into or exercisable for, shares of Gen-X Ontario have been issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any of the Gen-X Shareholders.

             5.3.2 PREFERENCE SHARE DIVIDENDS. Gen-X Ontario has paid (and will continue through the Closing to pay as they accrue) all accrued dividends to the holders of the Gen-X Preference Shares.

             5.3.3 COMMITMENTS TO ISSUE OR PURCHASE SECURITIES. Except as described in this Section 5.3, set forth on SECTION 5.3.1A of the Gen-X Disclosure Schedule and as contemplated by this Agreement, (a) no shares or other equity interests of Gen-X Ontario or its Subsidiaries are authorized, issued or outstanding, or reserved for issuance, and there are no Options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which Gen-X Ontario or its Subsidiaries are a party relating to the issued or unissued shares or other equity interests of Gen-X Ontario or any of its Subsidiaries that requires Gen-X Ontario or its Subsidiaries to grant, issue or sell any shares or other equity interests of Gen-X Ontario or any of its Subsidiaries by sale, lease, license or otherwise; (b) Gen-X Ontario and its Subsidiaries do not have any obligation, contingent or otherwise, to repurchase, redeem or otherwise acquire any shares or other equity interests of Gen-X Ontario or any of its Subsidiaries; (c) Gen-X Ontario and its Subsidiaries do not, directly or indirectly, own, or have agreed to purchase or otherwise acquire, the shares or other equity interests of, or any interest convertible into or exchangeable or exercisable for such shares or such equity interests of, any corporation, partnership, joint venture or other entity that would be material in value to Gen-X Ontario; and (d) there are no voting trusts, proxies or other agreements or understandings to which Gen-X Ontario, its Subsidiaries or any of their respective shareholders is a party with respect to the voting of any shares or other equity interests of Gen-X Ontario.

         5.4 GEN-X SUBSIDIARIES. SECTION 5.4 of the Gen-X Disclosure Schedule contains a list of the following information for each current Subsidiary of Gen-X Ontario: (a) the name of such Subsidiary; (b) its authorized, issued and outstanding shares or other equity interests, and the percentage of such shares or other equity interests owned by Gen-X Ontario or any Subsidiary of Gen-X Ontario, and the identity of such owner; and (c) any shares reserved for future issuance pursuant to outstanding options or other agreements, and the identity of all parties to any such option or other agreement. Each current Subsidiary of Gen-X Ontario is a corporation duly incorporated, organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each current Subsidiary of Gen-X Ontario has all requisite corporate power and authority to carry on its business as it is now being conducted. Each current Subsidiary of Gen-X Ontario is duly registered as a foreign corporation or organization authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such registration necessary, except where the failure to be so registered or in good standing would not have a Material Adverse Effect on Gen-X. Without limiting the generality of the foregoing, the current Subsidiaries of Gen-X Ontario are registered to do business in the jurisdictions set forth on SECTION 5.4 of the Gen-X Disclosure Schedule listed by each such Subsidiary. All of the outstanding shares or other ownership interests in each of Gen-X Ontario's current Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and are owned entirely by Gen-X Ontario or another Subsidiary of Gen-X Ontario free and clear of all Liens, and are not subject to preemptive rights created by statute, such Subsidiary's certificate of incorporation, by-laws or equivalent organizational documents, or any agreement to which such Subsidiary is a party. No shares of each current Subsidiary of Gen-X Ontario or options, warrants, rights, or other securities convertible into or exercisable for, shares of such Subsidiary has been issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any shareholders of such Subsidiary.

         5.5 CORPORATE AUTHORITY.

             5.5.1 GENERAL AUTHORITY AND ENFORCEABILITY. Gen-X Ontario and each of the Principal Shareholders have the requisite power and authority to execute and deliver this Agreement, the Ancillary Agreements to which it is a party, and to consummate the transactions contemplated hereby. The execution and delivery by Gen-X Ontario and each of the Principal Shareholders of this Agreement and the consummation by Gen-X Ontario and each of the Principal Shareholders of the transactions contemplated hereby have been duly authorized and no other corporate action on the part of such parties is necessary to authorize the execution and delivery by each of them of this Agreement and the consummation by each of them of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Gen-X Ontario and each of the Principal Shareholders and constitutes a valid and binding agreement of such parties and is enforceable against each of them in accordance with its terms, except to the extent that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The corporate records and minute books or other applicable records of Gen-X Ontario reflect all material action taken and authorizations made at meetings of such companies' Boards of Directors or any committees thereof and at any shareholders meetings thereof.

             5.5.2 BOARD ACTION. Prior to execution and delivery of this Agreement, Gen-X Ontario's board of directors (at a meeting duly called and held) has (a) approved this Agreement and the transactions contemplated hereby and (b) determined that this Agreement and the transactions contemplated hereby are fair to, advisable and in the best interests of Gen-X and the holders of the Shares.

             5.5.3 SHAREHOLDERS' ACCEPTANCE AGREEMENTS. As of the date of this Agreement, the Principal Shareholders shall have received and contemporaneously with the execution of this Agreement shall deliver to Huffy, Shareholders' Acceptance Agreements duly executed by a sufficient group of Gen-X Shareholders such that those Sellers which have executed this Agreement or a Shareholders' Acceptance Agreement on the date hereof, shall represent not less than 66 2/3 % of each class of the Gen-X Shareholders, on a fully diluted basis.

         5.6 COMPLIANCE WITH APPLICABLE LAW. Gen-X holds, and is in compliance with the terms of, all Permits that are required for the operation of the business of Gen-X, except for a failure to hold or to comply with such Permits that does not and is not reasonably likely to, individually or in the aggregate, cause a Material Adverse Effect on Gen-X. SECTION 5.6 of the Gen-X Disclosure Schedule contains a true, complete and correct list of all Permits that Gen-X currently holds and Gen-X is in compliance with all terms of such Permits, except for where failure to comply with such Permits does not and is not reasonably likely to, individually or in the aggregate, cause a Material Adverse Effect on Gen-X. With respect to the Permits of Gen-X set forth on SECTION 5.6 of the Gen-X Disclosure Schedule, no action or proceeding is pending or, to the Knowledge of Gen-X, threatened that would reasonably be expected to have a Material Adverse Effect on Gen-X. The business of Gen-X is being conducted in all material respects in compliance with all applicable material Laws of any Governmental Entity. No material investigation or review by any Governmental Entity with respect to Gen-X is pending or, to the Knowledge of Gen-X, threatened.

         5.7 NON-CONTRAVENTION. Except as set forth in SECTION 5.7 of the Gen-X Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (a) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or require the consent of or notice to any Person that is a party to, any Lease of Gen-X or any other Contract (including any oral Contracts) to which Gen-X is a party, or result in the creation of any Lien (other than any Permitted Lien) upon any of the properties or assets of Gen-X, (b) conflict with or result in any violation of any provision of the certificate of incorporation or the by-laws or other equivalent organizational document, in each case as amended, of Gen-X, or (c) subject to the governmental filings referenced in clause (a) of Section 5.8, conflict with or violate any Order or, to the Knowledge of Gen-X, any Law applicable to Gen-X or any of its properties or assets, other than, in the case of clauses (a) and (c), any such conflicts or violations that, individually or in the aggregate, would not have a Material Adverse Effect on Gen-X.

         5.8 GOVERNMENT APPROVALS AND CONSENTS. No filing or registration with, notice to or authorization, consent or approval of, any Governmental Entity is required by or with respect to Gen-X in connection with the execution and delivery of this Agreement by Gen-X Ontario or is necessary for the consummation of the transactions contemplated hereby except: (a) in connection, or in compliance, with the provisions of and any provincial securities law and (b) such consents, approvals, authorizations, permits, filings and notifications listed in SECTION 5.8 of the Gen-X Disclosure Schedule. For greater certainty, on the basis of the pre-requisites set out in Section 110 of the Competition Act, no filing is required to be made under Part IX thereof and only a post-Closing notification is required to be filed under the Investment Canada Act.

         5.9 FINANCIAL STATEMENTS. SECTION 5.9 of the Gen-X Disclosure Schedule sets forth Gen-X's audited consolidated balance sheets as of December 31, 2001 and December 31, 2000 and the related audited consolidated statements of income and cash flow for the twelve-month periods ended December 31, 2001 and December 31, 2000 (the "YEAR-END FINANCIAL STATEMENTS") and Gen-X's unaudited balance sheets as of March 31, 2002 and March 31, 2001 and related unaudited consolidated statements of income and cash flow for the three-month period ended March 31, 2002 and March 31, 2001 (the "GEN-X INTERIM FINANCIAL STATEMENTS"). The Year-End Financial Statements and the Gen-X Interim Financial Statements have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except that the Gen-X Interim Financial Statements do not contain the footnotes required by
GAAP). The Year-End Financial Statements and Gen-X Interim Financial Statements (together referred to as the "GEN-X FINANCIAL STATEMENTS") present fairly the consolidated financial condition and consolidated operating results of Gen-X and any consolidated subsidiaries as of the dates and during the periods indicated therein, subject in the case of the Gen-X Interim Financial Statements to normal year-end adjustments, which will not be material in amount or significance.

         5.10 ABSENCE OF UNDISCLOSED LIABILITIES. There are no Liabilities of Gen-X of any kind whatsoever that would be required by GAAP to be reflected on a consolidated balance sheet of Gen-X (including the notes thereto), other than:

              5.10.1 Liabilities incurred since January 1, 2002 in the ordinary course of business consistent with past practices;

              5.10.2 reasonable and customary fees and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement; and

              5.10.3 payments required as a result of the consummation of this transaction under the terms of any Gen-X Employee Benefit Plans, as identified in SECTION 5.10.3 of the Gen-X Disclosure Schedule.

         5.11 ABSENCE OF CERTAIN CHANGES OR EVENTS.

              5.11.1 NO ADVERSE EFFECTS. Except as expressly contemplated or permitted by this Agreement, and other than the reasonable and customary fees and expenses incurred in connection with the transactions contemplated by this Agreement, since January 1, 2002, the business of Gen-X has been and will continue to be through the Effective Time conducted in all material respects in the ordinary course of business consistent with past practices (other than the potential change of principal lenders from HSBC Bank Canada and HSBC Bank USA (collectively "HSBC") to Canadian Imperial Bank of Commerce ("CIBC") on substantially the same terms as Gen-X disclosed to Huffy), Gen-X has not engaged in any transaction or series of related transactions material to Gen-X taken as a whole other than in the ordinary course of business consistent with past practices, and there has not been any event, occurrence or development that, individually or in the aggregate, constitutes or would constitute a Material Adverse Effect on Gen-X.

              5.11.2 SPECIFIC LIABILITIES OR CHANGES. Without limiting the generality of the foregoing Section 5.11.1 since January 1, 2002, except as set forth in SECTION 5.11.2 of the Gen-X Disclosure Schedule, there has not been:

                  (a) any damage, destruction or loss to any of the assets or properties of Gen-X that, individually or in the aggregate, constitutes a Material Adverse Effect on Gen-X;

                  (b) any termination or expiration of a Contract with any supplier of Gen-X or any change in its relationship with any supplier of Gen-X that, individually or in the aggregate, resulted in or may result in a Material Adverse Effect on Gen-X;

                  (c) other than payment of required dividends to the holders of Gen-X Preference Shares pursuant to Gen-X's Organizational Documents which have been promptly paid in full, any declaration, setting aside or payment of any dividend or distribution (whether in cash, shares or property) or capital return in respect of any shares of Gen-X or any redemption, purchase or other acquisition by Gen-X of any shares of Gen-X, or any repurchase, redemption or other purchase by Gen-X of any outstanding shares or other securities of, or other ownership interests in, Gen-X, or any amendment of any material term of any outstanding security of Gen-X;

                  (d) any sale, assignment, transfer, lease or other disposition, or agreement to sell, assign, transfer, lease or otherwise dispose of, any of the assets of Gen-X taken as a whole other than in the ordinary course of business consistent with past practices;

                  (e) any acquisition (by amalgamation, consolidation, or acquisition of shares or assets) by Gen-X of any corporation, partnership or other business organization or division thereof or any equity interest therein for consideration;

                  (f) any (i) incurrence of, (ii) guarantee with respect to, or
(iii) provision of credit support for, any indebtedness by Gen-X other than pursuant to (A) Gen-X Credit Facility in the ordinary course of business, (B) lease financings for equipment used in the operation of the business of Gen-X in the ordinary course of business or (C) the potential change of principal lenders from HSBC to CIBC on substantially the same terms as Gen-X disclosed to Huffy; or any creation or assumption by Gen-X of any Lien, other than any Permitted Lien, on any material asset;

                  (g) any material change in any method of accounting or accounting practice (whether for financial accounting or Tax purposes) used by Gen-X;

                  (h) (i) any employment, deferred compensation, or similar agreement entered into or amended by Gen-X and any Employee, (ii) any increase in the compensation payable, or to become payable by it, to any of its directors or officers or generally applicable to all or any category of Employees, (iii) any increase in the coverage or benefits available under any vacation pay, Gen-X awards, salary continuation or disability, sick leave, deferred compensation, bonus or other incentive compensation, insurance, pension or other Gen-X Employee Benefit Plan, payment or arrangement made to, for or with any of the directors or officers of Gen-X or generally applicable to all or any category of Employees, or (iv) severance pay arrangements made to, for, or with such directors, officers or employees other than, in the case of (i), (ii) and (iii) above and only with respect to Employees who are not officers or directors of Gen-X, increases in the ordinary course of business consistent with past practices and that, in the aggregate, have not resulted in a material increase in the benefits or compensation expense of Gen-X taken as a whole;

                  (i) any revaluing in any material respect of any of the assets of Gen-X on Gen-X Financial Statements, including, without limitation, writing down the value of any assets or inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practices or as required by GAAP;

                  (j) any loan, advance or capital contribution made by Gen-X to, or investment in, any Person other than loans, advances or capital contributions, or investments of Gen-X made in the ordinary course of business consistent with past practices;

                  (k) any adoption of or amendment to any Gen-X Employee Benefit Plan, other than as required by Law of this Agreement;

                  (l) any waiver, direct or indirect, by Gen-X of (i) any right or rights of value or (ii) any payment of any debt, Liabilities or other obligation owed to Gen-X, except for waivers individually or in the aggregate that do not have a Material Adverse Effect on Gen-X;

                  (m) any change in or amendment to the Organizational Documents of Gen-X;

                  (n) any payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of any properties or assets (whether real, personal or mixed, tangible or intangible) to, or entering into of any agreement, arrangement or transaction with or on behalf of, any officer, director, or employee of Gen-X, or any Affiliate of Gen-X, or any business or entity in which Gen-X or any Affiliate of Gen-X, or relative of any such Person, has any material, direct or indirect, interest, except for (i) directors' fees paid to non-Employee directors, (ii) compensation to the officers and employees of Gen-X (including benefits received by such officers and employees as a result of their participation in Gen-X Employee Benefit Plans) in the ordinary course of business consistent with past practices, and (iii) advancement or reimbursement of expenses in the ordinary course of business consistent with past practices;

                  (o) any modification or change in any material Gen-X Insurance Policy that would result in a diminishment of coverage under such Gen-X Insurance Policy;

                  (p) any acquisition of a fee simple interest or a leasehold or sub leasehold interest in, or any sale, assignment, disposition, transfer, pledge, mortgage or lease of, any real property owned or leased by Gen-X;

                  (q) any issuance, sale or disposition of any shares or other equity interest in Gen-X, except upon the valid exercise of Options in accordance with the terms thereof, or any issuance or grant of any options, warrants or other rights to purchase any such shares or equity interest, or any securities convertible into or exchangeable for such shares or equity interest, or any other change in the issued and outstanding capitalization of Gen-X;

                  (r) except as required by this Agreement, any amendment, alteration or modification in the terms of any currently outstanding Options, warrants or other rights to purchase any shares or equity interest in Gen-X or any securities convertible into or exchangeable for such shares or equity interest, including, without limitation, any reduction in the exercise or conversion price of any such rights or securities, any change to the vesting or acceleration terms of any such rights or securities, or any change to terms relating to the grant of any such rights or securities;

                  (s) any closure, shut down or other elimination of any of Gen-X's factories, facilities or offices or any material change in the basic character of its business, properties or assets;

                  (t) any action that, if it had been taken after the date hereof, would have required the consent of Huffy under Section 7.1; and

                  (u) any agreement to take any actions specified in this
Section 5.11.2, except for this Agreement and the Merger Agreement.

         5.12 GEN-X LITIGATION. SECTION 5.12 of the Gen-X Disclosure Schedule sets forth a brief description of all actual litigation (including all matters resolved through alternative dispute resolution processes, including arbitration and mediation) concerning Gen-X or in which Gen-X was a party for the past three years. There are no outstanding Orders of any Governmental

Entity against Gen-X, any of its properties, assets or businesses, or any of Gen-X's current or former directors or officers or any other Person whom Gen-X has agreed to indemnify that would reasonably be expected to have a Material Adverse Effect on Gen-X. Except as set forth in SECTION 5.12 of the Gen-X Disclosure Schedule, there are no Actions pending or, to the Knowledge of Gen-X, threatened against Gen-X any of its properties, assets or business, or, to the Knowledge of Gen-X, any current or former directors or officers of Gen-X or any other Person whom Gen-X has agreed to indemnify that would reasonably be expected to have a Material Adverse Effect on Gen-X. To Gen-X's Knowledge, there are no facts or circumstances specific to Gen-X that, if known to a third party, would reasonably be expected to result in such an Action that could have a Material Adverse Effect on Gen-X.

         5.13 CONTRACTS. Each Contract to which Gen-X is a party is valid, binding and enforceable and in full force and effect in accordance with its terms, except where the failure to be so valid, binding and enforceable and in full force and effect would not reasonably be expected to have a Material Adverse Effect on Gen-X, and there are no defaults by Gen-X or, to the Knowledge of Gen-X, another party thereto thereunder, except any default that would not reasonably be expected to have a Material Adverse Effect on Gen-X. Except as set forth in SECTION 5.13 of the Gen-X Disclosure Schedule, Gen-X is not a party to, or bound by, any non-competition agreement or any other agreement or obligation that purports to limit in any material respect the manner in which, or the localities in which, Gen-X is entitled to conduct all or any material portion of the business of Gen-X taken as a whole. SECTION 5.13 of the Gen-X Disclosure Schedule lists: (a) each Contract (including any oral Contracts) to which Gen-X is a party that is material to the business, financial condition, results of operations or prospects of Gen-X taken as a whole, and Gen-X has delivered to Huffy true, complete and correct copies of each such Contract (and for all such oral Contracts, written summaries thereof); and (b) each Contract that is material to the business, financial condition, results of operations or prospects of Gen-X taken as a whole and to which Gen-X is a party with respect to which a consent of any of the other parties thereto will be required in connection with the transactions contemplated by this Agreement.

         5.14 TAXES.

         5.14.1 Gen-X has filed on a timely basis all Tax Returns that are required to be filed, except for such Tax Returns where the failure to file such Tax Returns would not have a Material Adverse Effect on Gen-X, and has paid all Taxes required to be paid by it and any other assessment, reassessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable. All such Tax Returns are true, correct and complete in all respects.

                5.14.2 Gen-X has established on its books and records reserves that are adequate for the payment of all Taxes that have not been assessed or that that are under reassessment or proposed to be reassessed or are not yet due and payable, including without limitation Taxes for the fiscal year ended December 31, 2001 and installments for the current fiscal period, and there are no Liens for Taxes on the assets of Gen-X, and, there are no audits pending or to threatened on the Tax Returns of Gen-X (whether federal, provincial, state, local or foreign).

                5.14.3 No domestic or foreign taxation authority has asserted or threatened to assert any assessment, claim or liability for Taxes due or to become due in connection with any review or examination of the Tax Returns of Gen-X (including, without limitation, any predecessor companies) filed for any year which would have a Material Adverse Effect on Gen-X.

                5.14.4 Gen-X has filed (or has had filed on its behalf) on a timely basis all Tax Returns as required by applicable Tax Law and assessments have been issued by the relevant Governmental Entity confirming each such Tax Return. Each such Tax Return is true, correct and complete in all respects. All Taxes shown as due and owing on all such Tax Returns have been paid. Gen-X has not requested an extension of time within which to file any Tax Return in respect of any Tax which has not since been filed. No reassessments have been issued in respect of any such Tax Return.

                5.14.5 Gen-X has and will have no additional Liability for Taxes in respect of which a Tax Return was required by applicable Laws to be filed on or before the Closing Date, other than those reflected as liabilities on the Interim Balance Sheet. The amounts reflected as liabilities on the Interim Balance Sheet for all Taxes are adequate to cover all unpaid Liabilities for all Taxes, whether or not disputed, that have accrued with respect to or are applicable to the period ended on and including the Closing Date or to any years and periods prior thereto and for which Gen-X may be directly or contingently liable in its own right or as a transferee of the assets of, or successor to, any Person.

                5.14.6 No audits by any Governmental Entity or other Action exist with regard to any Taxes or Tax Returns of Gen-X. Gen-X has not received any written notice that an audit or other Proceeding is proposed, pending or threatened with respect to Gen-X. Gen-X has not granted or been requested to grant any waiver of any statutes of limitations applicable to any Claim or Proceeding against Gen-X for Taxes.

                5.14.7 The Taxes that Gen-X is required by Tax Law to deduct, withhold or collect, including, but not limited to, goods and services taxes, sales, use and other taxes, and amounts required to be withheld for Taxes of Employees and other withholding taxes, have been duly deducted, withheld or collected and, to the extent required, have been paid to the appropriate Governmental Entity or are held in separate bank accounts for such purpose.

                5.14.8 There are no Tax Liens (other than for Taxes not yet due and payable) upon the Gen-X Common Shares or Gen-X Preference Shares or the properties or assets of Gen-X nor are the Gen-X Common Shares or Gen-X Preference Shares or such properties or assets the subject of any trust arising under any Tax Law.

                5.14.9 Gen-X is not subject to any Tax sharing, indemnity or allocation agreement.

                5.14.10 Gen-X has not granted any waivers (other than waivers which have been revoked) or been requested to grant any waivers with respect to any Claim or Proceeding against Gen-X for Taxes.

                5.14.11 No Claim has ever been made by any Governmental Entity in a jurisdiction where Gen-X does not file Tax Returns that it is or may be subject to Tax by that jurisdiction. To the Knowledge of Gen-X, there is no basis for a Claim that Gen-X is subject to Tax in a jurisdiction in which it does not file Tax Returns.

                5.14.12 Gen-X is not and has not been a party to any Contract, transaction or convention with any other corporation or Person with whom they do not now, or did not in the past, deal with at arm's length (within the meaning of the ITA) that could result in a liability for Tax pursuant to Section 160 or
Section 247 of the ITA or comparable provisions of other Tax Law.

                5.14.13 There are no circumstances which exist and would result in, or which have existed and resulted in, Section 80 of the ITA, or any comparable provision of other Tax Law, applying to Gen-X.

                5.14.14 Gen-X has not made any elections or designations for the purposes of the ITA or the ETA or comparable provision of other Tax Law, or for the purposes of any administrative rulings or notices or administrative practices pursuant to any Tax Law. Without limiting the generality of the foregoing, Gen-X has not made or filed any election under section 85 of the ITA or Section 518 of the Taxation Act (Quebec) in relation to the acquisition or disposition of any property, and where such election was made, forms T2057 and TP518 are included in SECTION 5.14 of the Disclosure Schedule, with a copy of any price adjustment clauses and all such price adjustment clauses have been reported to the CCRA.

                5.14.15 Gen-X has no outstanding loans or indebtedness incurred by directors, former directors, officers, shareholders, or employees of Gen-X or by any Person not dealing at arm's length (within the meaning of the ITA) with any of the foregoing.

                5.14.16 There has been no acquisition or change of control of Gen-X for the purposes of the ITA or other applicable Tax Law that would affect the last seven taxation years ending immediately before the Closing Date, except as a result of transactions contemplated by this Agreement.

                5.14.17 Gen-X have not at any time been involved in or been a party to one or more transactions or series of transactions to which either of Sections 55 or 245 of the ITA, or other comparable Tax Law would apply.

                5.14.18 Except as disclosed in SECTION 5.14.18 of the Gen-X Disclosure Schedule, Gen-X is not associated, as determined under the ITA, with any other corporations.

                5.14.19 In the preceding three years Gen-X has not received or taken advantage of, directly or indirectly, any grants, Tax benefits other than as may be provided for in the ITA, subsidies, loan guarantees, government contracts, or other forms of preferential treatment or assistance from any Governmental Entity.

                5.14.20 The Tax year end of Gen-X for the purposes of the ITA is December 31st. The Tax year-end of Gen-X has not changed since its incorporation.

              5.14.21 Neither the James Salter Family Trust, nor the Kenneth Finkelstein Family Trust are non-residents of Canada for the purpose of Part I and Sections 233.3 and 233.4 of the ITA.

         5.15 TITLE TO PROPERTIES; LIENS. Except as described in the following sentence, Gen-X has good, valid and, in the case of real property, marketable title to, or a valid leasehold interest in, all of its properties and assets (real, personal, tangible and intangible), including, without limitation, all such properties and assets reflected in the Gen-X Interim Financial Statements (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since such date), except for such title or interest the failure of which to have would not have, individually or in the aggregate, a Material Adverse Effect on Gen-X. Except as described in SECTION
5.15 of the Gen-X Disclosure Schedule, none of such properties or assets are subject to any Liens (whether absolute, accrued, contingent or otherwise) other than Permitted Liens.

         5.16 INTELLECTUAL PROPERTY. SECTION 5.16 of the Gen-X Disclosure Schedule sets forth a true, correct and complete list of all Intellectual Property Rights (other than third party software generally commercially available on a "shrink wrap" license or similar basis) now used or presently proposed to be used in the business of Gen-X (THE "GEN-X INTELLECTUAL PROPERTY RIGHTS"). Gen-X has delivered to Huffy true, correct and complete copies of all written documentation evidencing its ownership in, rights to use or prosecution (if applicable) of all of the Gen-X Intellectual Property Rights. With respect to each item of Gen-X Intellectual Property Rights that Gen-X licenses or has rights to use through a Contract, such license or Contract covering the item is legal, valid, binding, enforceable and in full force and effect and no party to such license or Contract (including Gen-X) is in breach, and no event has occurred which with notice or lapse of time would constitute a breach of such license or Contract. Gen-X owns or has the right to use (without the making of any payment to others or the obligation to grant rights to others in exchange, except as set forth in SECTION 5.16 of the Gen-X Disclosure Schedule) all Intellectual Property Rights necessary to conduct its business as presently being conducted, including, without limitation, all improvements that were developed by third parties to products that Gen-X markets and sells. Except as disclosed in SECTION 5.16 of the Gen-X Disclosure Schedule, all Employees, former Employees or independent contractors as applicable, have executed written Contracts with Gen-X that assign to Gen-X all rights to any works of authorship, inventions, improvements, discoveries or information relating to the business of Gen-X; and waive for the benefit of Gen-X all moral rights in any works of authorship relating to the business of Gen-X, including but not limited to the right to the integrity of the work, the right to be associated with the work as its author, by name or under a pseudonym and the right to remain anonymous. Gen-X has no limitation by Contract or imposed by any court on its ability to use Gen-X Intellectual Property Rights in any jurisdiction inside or outside Canada in which Gen-X is engaged in material business activities. Except as set forth in SECTION 5.16 of the Gen-X Disclosure Schedule, no charges, complaints, actions suits, proceedings, hearings, claims or demands have been instituted, pending or to the Knowledge of Gen-X threatened that challenges the validity of Gen-X Intellectual Property Rights, the title thereto of Gen-X, or the authority of Gen-X to use Gen-X Intellectual Property Rights as it is presently using such Gen-X Intellectual Property Rights. The conduct of the business of Gen-X as now conducted and the Gen-X Intellectual Property rights do not infringe or conflict in any material respect with (a) the Trademark Rights or Patent Rights of any Person, or (b) any other Intellectual Property Rights of any Person. Gen-X has, as of the date hereof, and will have as of the Effective Time, satisfied all current requirements necessary to maintain the validity of all Intellectual Property Rights, and that the right to use such Intellectual Property Rights necessary to conduct Gen-X's business as presently being conducted, including, without limitation, all improvements that were developed by third parties to products that Gen-X markets and sells. No Person is using any of the Gen-X Intellectual Property Rights owned by or licensed to Gen-X, except (i) Gen-X or (ii) any Person duly licensed by it to use the same under a Contract as described in SECTION 5.16 of the Gen-X Disclosure Schedule. Except as set forth in SECTION 5.16 of the Gen-X Disclosure Schedule, Gen-X has no Knowledge of any infringement by others of any Gen-X Intellectual Property Rights. All licenses and other agreements pertaining to Gen-X Intellectual Property Rights are in compliance in all material respects with all applicable Laws in all jurisdictions in which Gen-X conducts any business operations, including, without limitation, those pertaining to remittance of foreign exchange and taxation, except where such lack of compliance does not and is not reasonably likely to, individually or in the aggregate, cause a Material Adverse Effect on Gen-X. The consummation of the transactions contemplated hereby will not alter or impair the rights and interest of Gen-X in Gen-X Intellectual Property Rights.

         5.17 [INTENTIONALLY OMITTED]

         5.18 GEN-X EMPLOYEE BENEFIT PLANS

              5.18.1 SECTION 5.18.1 of the Gen-X Disclosure Schedule, contains a complete and accurate list of all Gen-X Employee Benefit Plans. There exists no undertaking or commitment, whether legally binding or not, to create any additional Gen-X Employee Benefit Plan or to change any existing Gen-X Employee Benefit Plan. SECTION 5.18.1 of the Gen-X Disclosure Schedule sets forth the financial cost of all obligations owed under any Gen-X Employee Benefit Plan that is not subject to the disclosure and reporting requirements of any applicable Laws respecting employment or other Laws.

              5.18.2 Gen-X has delivered to Huffy:

                  (a) all documents that set forth the terms of each Gen-X Employee Benefit Plan and of any related trust or other funding media, including all summary plan descriptions, summaries and descriptions furnished to participants and beneficiaries;

                  (b) all personnel, payroll and employment manuals and policies;

                  (c) a written description of any Gen-X Employee Benefit Plan that is not otherwise in writing;

                  (d) all annual information returns and financial statements filed with respect to any Gen-X Employee Benefit Plan;

                  (e) all reports prepared or filed in the three years prior to the date hereof by Gen-X or any third-party administrators, actuaries, investment managers, trustees, consultants, or other independent contractors with respect to any Gen-X Employee Benefit Plan;

                  (f) all notices that were given by Gen-X with respect to any Employee Benefit Plan to any Governmental Entity or any participant or beneficiary, pursuant to statute, in the three years prior to the date hereof, including notices that are expressly mentioned elsewhere in this Section;

                  (g) all notices that were given by any Governmental Entity to Gen-X in relation to any Gen-X Employee Benefit Plan in the three years prior to the date hereof;

                  (h) all trust agreements, insurance contracts or policies or other funding or related agreements in relation to each Gen-X Employee Benefit Plan; and

                  (i) all advance income tax rulings, professional opinions, and material correspondence, including without limitation, correspondence with any Governmental Authority and internal memoranda relating to the Gen-X Employee Benefit Plans;

              5.18.3 [Intentionally Omitted]

              5.18.4 [Intentionally Omitted]

              5.18.5 Except as disclosed in SECTION 5.18.5 of the Gen-X
                     Disclosure Schedule:

                  (a) Gen-X has performed all of its obligations under all Gen-X Employee Benefit Plans. Gen-X has made appropriate entries in its financial records and statements for all obligations and liabilities under the Gen-X Employee Benefit Plans that have accrued but are not due.

                  (b) Gen-X, with respect to all Gen-X Employee Benefit Plans, and each Gen-X Employee Benefit Plan, is in material compliance with all applicable Laws, including the provisions of such Laws expressly mentioned in this Section, and with any applicable Collective Agreement. No fact or circumstance exists that could adversely affect the Tax-exempt status of any Gen-X Employee Benefit Plan.

                  (c) There have been no improper withdrawals, applications or transfers of assets from any Gen-X Employee Benefit Plan or the trust or other funding media related thereto.

                  (d) Neither Gen-X nor any Representative thereof, has taken any action or failed to take any action, that could subject any of them to Liability for breach of any statutory or fiduciary duty in respect of any Gen-X Employee Benefit Plan.

                  (e) All contributions, premiums or other amounts required to be paid or provided by any Person to or under the Gen-X Employee Benefit Plan have been duly made in accordance with the terms of each Gen-X Employee Benefit Plans applicable Laws and are deductible under applicable provisions of the ITA.

                  (f) No act or event has occurred or circumstance exists that may result in (A) a material increase in premium costs of Gen-X Employee Benefit Plans that are insured, or (B) a material increase in benefit costs of Gen-X Employee Benefit Plans that are self-insured.

                  (g) Other than routine claims for benefits, there is no claim against, or Proceeding involving, any Gen-X Employee Benefit Plan that is pending or that, to Gen-X's Knowledge, is threatened.

                  (h) Each of the Gen-X Employee Benefit Plans is fully funded or fully insured and no unfunded liability or other deficit exists thereunder.

                  (i) None of the Gen-X Employee Benefit Plans is a multi-employer pension plan as defined in applicable Laws.

                  (j) Gen-X provides no health or other benefits for any retired or former Employee, nor is it obligated to provide health or other benefits to any active Employee following such Employee's retirement or other termination of service, or to the beneficiaries or dependents of former Employees.

                  (k) The consummation of the transaction contemplated by this Agreement will not result in the payment, vesting or acceleration of any benefit and does not require any notification to be given to any Governmental Entity.

              5.18.6 [Intentionally Omitted]

              5.18.7 [Intentionally Omitted]

              5.18.8 As of the date hereof, SECTION 5.18.8 of the Gen-X Disclosure Schedule completely and accurately identifies (by individual, in the case of benefits to "key executives," "executives" and "key employees," as those terms are used in Gen-X's severance plans, and in an aggregate amount in the case of benefits to other Employees), the amount of all severance and/or "stay bonus" benefits that may become payable as a result of the consummation of the transactions contemplated by this Agreement.

         5.19 ENVIRONMENTAL MATTERS. Gen-X is and at all times has been, and all real property currently or previously owned, leased, occupied, used by or under the control of Gen-X and all operations or activities of Gen-X (including, without limitation, those conducted on or taking place at any of such Gen-X Leased Real Property) are and have been, in compliance with and not subject to any Liability or obligation under any applicable Environmental Law or Environmental Permit except where any of the foregoing would not have a Material Adverse Effect on Gen-X. There is no condition or circumstance regarding Gen-X or its business or any such Gen-X Real Property or the operations or activities conducted thereon, that could reasonably be expected to give rise to a violation of, or Liability or obligation under, any applicable Environmental Law or Environmental Permit which would have a Material Adverse Effect on Gen-X. Neither Gen-X nor, to the Knowledge of Gen-X, any Person, the acts or omissions of which may be attributable to, the responsibility of, or be the basis of a Liability to, Gen-X, has, or has arranged to have, any Hazardous Material generated, released, treated, stored or disposed of at, or transported to, any facility or property the remediation or cleanup of which, or the response costs related thereto, could reasonably be expected to become or result in a Material Adverse Effect on Gen-X. Gen-X has not received notice of any allegations, claims, demands, citations, notices of violation, or orders of noncompliance made against Gen-X relating or pursuant to any Environmental Law or Environmental Permit except those that have been corrected or complied with or that would not result in a Material Adverse Effect on Gen-X, and, to the Knowledge of Gen-X, no such allegation, claim, demand, citation, notice of violation or order of noncompliance is threatened.

         5.20 LABOUR MATTERS. With respect to employees of Gen-X: (a) there are no pending or, to the Knowledge of Gen-X, threatened unfair labour practice charges or employee grievance charges; (b) there is no request for union representation, labor strike, dispute, slowdown or stoppage actually pending or, to the Knowledge of Gen-X, threatened against Gen-X, and there has been no such event during the 36 months preceding the date hereof; (c) Gen-X is not a party to any collective bargaining agreements; and (d) Gen-X is not delinquent in accrual of or in payments to, or in respect of, its Employees, independent contractors, agents or consultants, for any amounts, including without limitation, wages, salaries, commissions, bonuses or other direct compensation for any services performed by them, vacation pay, employment benefits, income tax, pay equity adjustments, Canada Pension Plan payments, and Employment Insurance payments, or any other amounts required to be reimbursed to, or in respect of, such Employees, independent contractors, agents or consultants. Gen-X is, and since January 1, 1997 has been, in compliance in all material respects with all applicable Laws respecting employment and employment practices and the terms and conditions of employment, wages and hours, including, without limitation, any such Laws respecting employment discrimination, occupational safety and health, and unfair labor practices, except where such failure to comply would not have a Material Adverse Effect on Gen-X. SECTION 5.20 of the Gen-X Disclosure Schedule contains an accurate list of all Employees' names, titles, compensation (including any incentive compensation), date of hire, date of birth, status (active or inactive), and an indication of whether a written employment Contract exists. Gen-X has delivered true, correct and complete copies of all written Contracts between Gen-X and any Employee, independent contractor, agent, or consultant of Gen-X to Huffy (and for each oral employment Contract, a written summary of such Contract). Gen-X represents and warrants that other than those matters specifically disclosed in the Disclosure Schedule, there are no known, pending, threatened or anticipated actions, courses of action, claims, complaints, demands, orders, prosecutions or suits against Gen-X pursuant to any employment law or labour law related statute, including, without limitation, the Pay Equity Act (Ontario) and Gen-X further represents and warrants that it is in compliance with all such statutes as of the Closing Date.

         5.21 RELATED PARTY TRANSACTIONS. Except as set forth in SECTION 5.21 of the Gen-X Disclosure Schedule or as contemplated by the transactions contemplated hereby, no (a) beneficial owner of 10% or more of Gen-X's issued and outstanding shares, (b) officer or director of Gen-X or (c) any Person (other than Gen-X) in which any such beneficial owner, officer or director owns any beneficial interest (other than a publicly held corporation whose shares are traded on a national securities exchange or in the over-the-counter market and less than 1% of the shares of which are beneficially owned by all such Persons) has any interest in: (i) any Contract, arrangement or understanding with, or relating to, the business or operations of, Gen-X; (ii) any loan, Contract, arrangement, understanding or agreement for, or relating to, indebtedness of Gen-X; or (iii) any property (real, personal or mixed), tangible or intangible, used in the business or operations of Gen-X, excluding any such Contract, arrangement or understanding constituting a Gen-X Plan.

         5.22 REAL ESTATE.

              5.22.1 Gen-X does not own any real property.

              5.22.2 SECTION 5.22.2 of the Gen-X Disclosure Schedule sets forth a true, correct and complete list of all of the leases and subleases ("GEN-X LEASES") and each leased and subleased parcel of real property in which Gen-X is a tenant, subtenant, landlord or sub landlord (collectively, the "Gen-X Leased Real Property") and for each Gen-X Lease indicates: (a) whether or not the consent of and/or notice to the landlord thereunder or any other Person will be required in connection with the transactions contemplated by this Agreement; (b) whether any third party or Gen-X is the guarantor of the obligations of any Subsidiary of Gen-X under the Gen-X Leases and the identity of any such guarantor; (c) its term and any options to extend the term; and (d) the current rent payable as set forth on the rent roll report (it being understood that such amount reported on the rent roll report may not include percentage rent, common area maintenance, tax and insurance amounts payable by Gen-X under the Gen-X Lease). Gen-X holds a valid and existing leasehold or sub leasehold interest or landlord or sub landlord interest as applicable in the Gen-X Leased Real Property, under each of the Gen-X Leases described in SECTION 5.22.2 of the Gen-X Disclosure Schedule. Except as noted in SECTION 5.22.2 of the Gen-X Disclosure Schedule, Gen-X has delivered to Huffy true, correct and complete copies of each of the Gen-X Leases, including, without limitation, all amendments, modifications, side agreements, consents, subordination agreements and guarantees. With respect to each Gen-X Lease: (a) the Gen-X Lease is legal, valid, binding, enforceable and in full force and effect; (b) the Gen-X Lease will continue to be legal, valid, binding, enforceable and in full force and effect on the same terms and conditions following the Effective Time; (c) neither Gen-X, nor, to the Knowledge of Gen-X, any other party to the Gen-X Lease, is in any material respect in breach or default under the Gen-X Lease, and no event has occurred that, with notice or lapse of time, would constitute a breach or default in any material respect by Gen-X or permit termination, modification or acceleration under the Gen-X Lease by any other party thereto;
(d) Gen-X has performed and will continue to perform all of its obligations in all material respects under the Gen-X Lease; (e) Gen-X has not, and, to the Knowledge of Gen-X, no third party has, repudiated any provision of the Gen-X Lease; (f) there are no disputes, oral agreements or forbearance programs in effect as to the Gen-X Lease other than those that, individually or in the aggregate, do not constitute a Material Adverse Effect on Gen-X; (g) the Gen-X Lease has not been modified in any respect, except to the extent that such modifications are set forth in the documents previously delivered or made available to Huffy; (h) Gen-X has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Gen-X Lease; and
(i) each guaranty by Gen-X is in full force and effect and no default has occurred thereunder.

              5.22.3 Except as disclosed on SECTION 5.22.2 of the Gen-X Disclosure Schedule, there is no Gen-X Leased Real Property used by Gen-X in its business. Each parcel of Gen-X Leased Real Property is in material compliance with all existing applicable Laws, including, without limitation, all Laws with respect to zoning, building, fire, life safety, health codes and sanitation, except where failure to comply with such Laws does not and is not reasonably likely to, individually or in the aggregate, cause a Material Adverse Effect on Gen-X. Gen-X has received no notice of, and has no Knowledge of, any condition currently or previously existing on the Gen-X Leased Real Property or any portion thereof that may give rise to any violation of, or require any remediation under, any existing Law applicable to Gen-X Leased Real Property if it were disclosed to the authorities having jurisdiction over such Gen-X Leased Real Property other than those that do not constitute, individually or in the aggregate, a Material Adverse Effect on Gen-X.

              5.22.4 Gen-X has not received written notice of any proceedings in eminent domain, condemnation or other similar proceedings that are pending, and, to the Knowledge of Gen-X, there are no such proceedings threatened, affecting any portion of Gen-X Leased Real Property. Gen-X has not received written notice of the existence of any outstanding writ, injunction, decree, Order or judgment or of any pending proceeding, and, to the Knowledge of Gen-X, there is no such writ, injunction, decree, Order, judgment or proceeding threatened, relating to the ownership, lease, use, occupancy or operation by any person of Gen-X Leased Real Property.

              5.22.5 The current use of Gen-X Leased Real Property does not violate in any material respect any instrument of record or agreement affecting such Gen-X Leased Real Property. There are no violations of any covenants, conditions, restrictions, easements, agreements or Orders of any Governmental Entity having jurisdiction over any of Gen-X Leased Real Property that affect such Gen-X Leased Real Property or the use or occupancy thereof other than those that do not, individually or in the aggregate, constitute a Material Adverse Effect on Gen-X. No damage or destruction has occurred with respect to any Gen-X Leased Real Property that, individually or in the aggregate, has had or resulted in, or is reasonably likely to have or result in, a Material Adverse Effect on Gen-X.

              5.22.6 There are currently in effect such insurance policies for Gen-X Leased Real Property as are customarily maintained with respect to similar properties. True, correct and complete copies of all insurance policies maintained by Gen-X with respect to Gen-X Leased Real Property have been delivered to Huffy. All premiums due on such insurance policies have been paid by Gen-X, and Gen-X will maintain such insurance policies from the date hereof through the Effective Time or earlier termination of this Agreement. Gen-X has not received, and has no Knowledge of, any notice or request from any insurance company requesting the performance of, any work or alteration with respect to Gen-X Leased Real Property or any portion thereof. Gen-X has received no notice from any insurance company concerning, nor does Gen-X have any Knowledge of, any defects or inadequacies in Gen-X Leased Real Property that, if not corrected, would result in the termination of insurance coverage or would increase its cost.

              5.22.7 All buildings and other improvements included within Gen-X Leased Real Property (the "GEN-X Improvements") are, in all material respects, adequate to operate such facilities as currently used and are in good condition and repair, and, to Gen-X's Knowledge, there are no facts or conditions affecting any Gen-X Improvements that would, individually or in the aggregate, interfere in any respect with the current use, occupancy or operation thereof, which interference would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Gen-X. With respect to Gen-X Improvements, Gen-X has all rights of access that are necessary for the operation of its business.

              5.22.8 All required or appropriate certificates of occupancy, permits, licenses, franchises, approvals and authorizations (collectively, the "GEN-X LEASED REAL PROPERTY PERMITS") of all Governmental Entities having jurisdiction over Gen-X Leased Real Property, the absence of which would be reasonably likely to cause a Gen-X facility to cease its operations, have been issued to Gen-X to enable Gen-X Leased Real Property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are, as of the date hereof, in full force and effect. Gen-X has not received, or been informed by a third party of the receipt by it of, any notice that would be reasonably likely to cause a Gen-X facility to cease its operations from any Governmental Entity having jurisdiction over Gen-X Leased Real Property threatening a suspension, revocation, modification or cancellation of any Gen-X Leased Real Property Permit or requiring any remediation in connection with maintaining any Gen-X Leased Real Property Permit, and, to the Knowledge of Gen-X, there is no basis for the issuance of any such notice or the taking of any such action.

         5.23 INSURANCE. Gen-X maintains insurance policies (the "Gen-X Insurance Policies") against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. SECTION 5.23 of the Gen-X Disclosure Schedule contains a true, complete and correct list of all Gen-X Insurance Policies. Each Gen-X Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Gen-X Insurance Policies will terminate or lapse (or be affected in any other manner that would have a Material Adverse Effect on Gen-X) prior to the Effective Time by reason of the transactions contemplated by this Agreement. Gen-X has complied in all material respects with the provisions of each Gen-X Insurance Policy under which it is the insured party. No insurer under any Gen-X Insurance Policy has cancelled or generally disclaimed Liability under any such policy or, to Gen-X's Knowledge, indicated any intent to do so or not to renew any such policy. All material claims under Gen-X Insurance Policies have been filed in a timely fashion. Since January 1, 1997, there have been no historical gaps in insurance coverage of Gen-X. SECTION 5.23 of the Gen-X Disclosure Schedule contains Gen-X's general liability loss history for Gen-X's last three fiscal years and Gen-X's workers' compensation loss history for Gen-X's last three fiscal years. Gen-X has delivered to Huffy true, complete and correct copies of the Gen-X Insurance Policies.

         5.24 EDC INSURANCE. Gen-X maintains an insurance policy on all of its accounts receivable (the "EDC INSURANCE POLICY") through the Export Development Corporation ("EDC"). The EDC Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. The EDC Insurance Policy covers at least 90% of the aggregate amount of Gen-X and Gen-X Delaware's accounts receivable. The EDC Insurance Policy will not terminate or lapse (or be affected in any other manner that would have a Material Adverse Effect on Gen-X) prior to the Effective Time by reason of the transactions contemplated by this Agreement. Gen-X has complied in all material respects with the provisions of the EDC Insurance Policy. EDC has not cancelled or generally disclaimed Liability at any time under the EDC Insurance Policy or, to Gen-X's Knowledge, indicated any intent to do so or not to renew the policy. Gen-X has delivered to Huffy a true, complete, correct and copy of the current EDC Insurance Policy.

         5.25 CUSTOMERS. SECTION 5.25 of the Gen-X Disclosure Schedule lists for each of calendar year 2000 and 2001 and the three month period ended March 31, 2002, the 25 largest customers of Gen-X based on the aggregate value of goods and services that Gen-X provided to such customers during each such period ("PRINCIPAL CUSTOMERS"). No Principal Customer or any other significant customer of Gen-X has (i) ceased or, to the Knowledge of Gen-X, intends to cease to use Gen-X's services or purchase Gen-X's products or (ii) has reduced or, to the

Knowledge of Gen-X, intends to reduce its use of Gen-X's services or purchases of Gen-X's products, which cessation or reduction has resulted in or could reasonably be expected to result in a Material Adverse Effect to Gen-X.

         5.26 DISCLOSURE. Each representation and warranty made by Gen-X contained in this Agreement, and the Gen-X Disclosure Schedule and each certificate prepared or delivered by, or on behalf of, Gen-X and provided, or to be provided, to Huffy in connection herewith, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

         5.27 [INTENTIONALLY OMITTED]

         5.28 BROKERS. No broker, finder or financial advisor retained by Gen-X is entitled to any brokerage, finder's or other fee or commission from Gen-X in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VI
                REPRESENTATIONS AND WARRANTIES OF HUFFY AND BUYER

         Huffy and Buyer hereby represent and warrant to Gen-X that, except as set forth in the Huffy Disclosure Schedule (provided, however, that each disclosure set forth in each section of the Huffy Disclosure Schedule shall be made in all sections of the Huffy Disclosure Schedule):

         6.1 ORGANIZATION AND GOOD STANDING.

6.1.1 HUFFY. Huffy Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.

             6.1.2 BUYER. Buyer is a corporation duly incorporated, organized and validly existing under the laws of the Province of New Brunswick.

         6.2 [INTENTIONALLY OMITTED]

         6.3 [INTENTIONALLY OMITTED]

         6.4 CORPORATE AUTHORITY.

             6.4.1 GENERAL AUTHORITY AND ENFORCEABILITY. Each of Huffy Corporation and Buyer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by each of Huffy Corporation and Buyer of this Agreement and the consummation by each of Huffy Corporation and Buyer of the transactions contemplated hereby have been duly authorized by its respective board of directors and no other corporate action on the part of Huffy Corporation or Buyer is necessary to authorize the execution and delivery by Huffy Corporation and Buyer, respectively, of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Huffy Corporation and Buyer and constitutes a valid and binding agreement of each of Huffy Corporation and Buyer and is enforceable against Huffy Corporation and Buyer in accordance with its terms, except to the extent that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and
(b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         6.5 [INTENTIONALLY OMITTED]

         6.6 [INTENTIONALLY OMITTED]

         6.7 NON-CONTRAVENTION. Except as set forth in SECTION 6.7 of the Huffy Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (a) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or require the consent of any Person that is a party to, any lease or any other Contract to which Huffy Corporation is a party, or result in the creation of any Lien (other than any Permitted Lien) upon any of the properties or assets of Huffy Corporation, (b) conflict with or result in any violation of any provision Organizational Documents, as amended, of Huffy Corporation, or (c) subject to the governmental filings referenced in clause (a) of Section 6.8, conflict with or violate any Order, or to the Knowledge of Huffy Corporation, any Law applicable to Huffy Corporation or its properties or assets, other than, in the case of clauses (a) and (c), any such conflicts or violations that, individually or in the aggregate, would not have a Material Adverse Effect on Huffy Corporation.

         6.8 GOVERNMENT APPROVALS AND CONSENTS. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to Huffy Corporation in connection with the execution and delivery of this Agreement by Huffy Corporation or Buyer or is necessary for the consummation of the transactions contemplated hereby except: (a) in connection, or in compliance, with the rules of the provisions of, applicable provincial securities laws and the Investment Canada Act and (b) such consents, approvals, authorizations, permits, filings and notifications listed in SECTION 6.8 of the Huffy Disclosure Schedule.

         6.9 [INTENTIONALLY OMITTED]

         6.10 [INTENTIONALLY OMITTED]

         6.11 [INTENTIONALLY OMITTED]

         6.12 [INTENTIONALLY OMITTED]

         6.13 [INTENTIONALLY OMITTED]

         6.14 [INTENTIONALLY OMITTED]

         6.15 DISCLOSURE. Each representation and warranty made by Huffy or Buyer contained in this Agreement, and the Huffy Disclosure Schedule and each certificate prepared or delivered by, or on behalf of, Huffy or Buyer and provided, or to be provided, to Gen-X in connection herewith, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

         6.16 BROKERS. No broker, finder or financial advisor retained by Huffy or Buyer is entitled to any brokerage, finder's or other fee or commission from Huffy or Buyer in connection with the transactions contemplated by this Agreement.

                                  ARTICLE VII
                                   COVENANTS

         7.1 CONDUCT OF BUSINESS BY GEN-X PENDING THE SHARE PURCHASE. Except as otherwise specifically contemplated by this Agreement, without the prior written consent of Huffy, from the date hereof to the Effective Time, Gen-X shall carry on its business in the ordinary and usual course of business and consistent with past practices and shall use its best efforts to (a) preserve intact its present business organization, (b) maintain in effect all material federal, provincial and municipal Permits that are required for Gen-X to carry on its business, (c) keep available the services of its present employees and consultants, and (d) preserve its present relationships with its employees, consultants, customers, lenders, suppliers, licensors, licensees, landlords and others having significant business relationships with it. Without limiting the generality of the foregoing, except as otherwise specifically contemplated by this Agreement or the Gen-X Disclosure Schedule, without the prior written consent of Huffy (with respect to which the determination by Huffy whether to provide such consent shall not be unreasonably withheld or delayed), prior to the Effective Time, Gen-X shall not:

             7.1.1 propose or adopt any change in its Organizational Documents;

             7.1.2 (a) acquire a direct or indirect ownership interest or investment in (by amalgamation, consolidation, acquisition of shares or assets, joint venture or otherwise) any corporation, partnership or other business organization or division or business operation thereof or purchase all or substantially all of the assets of such corporation, partnership or other business organization or division or business operation thereof; (b) sell, lease or otherwise dispose of a material amount of assets (excluding sales of inventory or other assets in the ordinary course of business consistent with past practices) or securities; (c) waive, release, grant, or transfer any rights of value that are, individually or in the aggregate, material to Gen-X taken as a whole; (d) modify or change in any material respect any material Permit; (e) incur, assume or prepay any indebtedness for borrowed money except in the ordinary course of business consistent with past practices; (f) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any indebtedness of any other Person, except in the ordinary course of business consistent with past practices; (g) mortgage, pledge or subject to any Lien (other than any Permitted Lien), charge or other Lien any of Gen-X's material assets, properties or business, whether tangible or intangible; (h) make any loans, advances or capital contributions to, or investments in, any other Person, except in the ordinary course of business consistent with past practices; (i) authorize any capital expenditure or expenditures not in the ordinary course of business consistent with past practices; (j) pledge or otherwise encumber shares of Gen-X; (k) enter into any Contract other than in the ordinary course of business consistent with past practices that would be material to Gen-X taken as a whole; or (l) amend, modify or waive any material right under any material Contract of Gen-X, except as otherwise permitted by this Agreement;

             7.1.3 enter into any new lease, sublease, assignment or other agreement (other than any service or maintenance agreement entered into by Gen-X in the ordinary course of business consistent with past practices) in respect of Gen-X Leased Real Property without Huffy's prior written consent (which consent may be withheld in Huffy's reasonable discretion), except as described in
SECTION 7.1 of the Gen-X Disclosure Schedule;

             7.1.4 extend, renew, replace, amend, modify or alter any existing Gen-X Lease (other than in the ordinary course of business and consistent with past practices and this Agreement, provided, that Gen-X shall provide Huffy with 10 days' advance written notice of such proposed action and the opportunity to discuss such proposed action with Gen-X) in respect of Gen-X Leased Real Property, except as described in SECTION 7.1 of the Gen-X Disclosure Schedule;

             7.1.5 sublease, contribute, assign or create any right, title or interest whatsoever in or to Gen-X Leased Real Property, or create or permit to exist thereon any Lien (other than any Permitted Lien), charge or Lien, or enter into any agreement to do any of the foregoing, without the prior written consent of Huffy;

             7.1.6 knowingly take any action that would result in any representation or warranty of Gen-X contained in this Agreement that is qualified as to materiality becoming untrue as of the Effective Time or any representation or warranty not so qualified becoming untrue in any material respect as of the Effective Time;

             7.1.7 other than payment of required dividends to the holders of Gen-X Preference Shares pursuant to Gen-X's Organizational Documents, split, combine or reclassify any shares of, or declare, set aside or pay any dividend (including, without limitation, an extraordinary dividend) or other distribution (whether in cash, stock or property or any combination thereof) in respect of, any shares of Gen-X, or redeem, repurchase or otherwise acquire, or offer to redeem, repurchase or otherwise acquire, any shares of Gen-X;

             7.1.8 adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or Gen-X Employee Benefit Plan, agreement, trust, fund or other arrangement for the benefit and welfare of any director, officer, employee, agent or consultant or increase in any manner the compensation or fringe benefits of any director, officer or any class of employees or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options or stock appreciation rights or the removal of existing restrictions in any benefit plans or agreements); make any loans to any of its officers, directors, employees, Affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons, whether pursuant to a Gen-X Employee Benefit Plan or otherwise; or grant, issue, accelerate, pay or accrue, or agree to pay or make any accrual or arrangement for payment of, salary or other payments or benefits pursuant to, or adopt or amend, any new or existing Gen-X Employee Benefit Plan; provided, however, that, notwithstanding the foregoing, Gen-X shall be entitled to increase the compensation of employees, directors and officers, make arrangements with new employees that are not material, and make modifications in incentive programs and personnel policies and procedures for employees, officers and directors that are not material, in each case in the ordinary course of business consistent in type and amount with past practices; and provided, further, that, notwithstanding the foregoing, Gen-X shall be entitled to commit to or provide for (a) severance and/or "stay bonus" benefits to employees who are hired after the date hereof and prior to the Effective Time, or (b) increases in benefits to existing employees of Gen-X as of the date hereof (other than any such employees who have the rank of a corporate-level vice president or a more senior rank), provided that (i) the aggregate amount of all such benefits committed to or provided for the employees under clauses (a) and (b) does not exceed USD$50,000, (ii) Gen-X shall commit to or provide for only such benefits as it determines are reasonably necessary to obtain the services of each such employee, and (iii) in the case of increases in benefits to employees under clause (b), Gen-X shall use commercially reasonable efforts to implement other methods to retain such employees before committing to or providing for such increases.

             7.1.9 except in the ordinary course of business consistent with past practices or as required by applicable Law or GAAP, revalue in any material respect any of its assets on the Gen-X Financial Statements, including writing down the value of inventory in any material manner or writing off notes or accounts receivable in any material manner;

             7.1.10 pay, discharge or satisfy any material claims, Liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practices;

             7.1.11 make any material Tax election, or settle or compromise any material Tax Liabilities, except those in the ordinary course of business consistent with past practices;

             7.1.12 make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, Liabilities or results of operations of Gen-X;

             7.1.13 authorize for issuance, issue, sell or deliver, or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), any capital stock of Gen-X or equity equivalents;

             7.1.14 adopt a plan of complete or partial liquidation, dissolution, amalgamation, consolidation, restructuring, recapitalization or other reorganization of Gen-X;

             7.1.15 alter through amalgamation, liquidation, reorganization, restructuring or any other fashion the corporate structure or ownership of any Subsidiary;

             7.1.16 permit to lapse any material Permits;

             7.1.17 permit to lapse any registrations or applications for material Gen-X Intellectual Property Rights owned, licensed, or used by Gen-X (provided, that Gen-X shall use commercially reasonable efforts to provide Huffy with at least 10 days' advance notice of such event and the opportunity to discuss such matter with Gen-X); or

             7.1.18 agree or commit to do any of the foregoing.

         7.2 [INTENTIONALLY OMITTED]

         7.3 ACCESS AND INFORMATION. Each of Huffy and Gen-X shall (and shall cause their respective officers, directors, employees, auditors and agents to) afford to the other party and to such other party's officers, employees, financial advisors, legal counsel, accountants, consultants and other representatives (except to the extent not permitted under applicable Law as advised by counsel and except as may be limited by any confidentiality obligation contained in any Contract with a third party) reasonable access during normal business hours throughout the period prior to the Effective Time to all of its books and records and its properties, plants and personnel and, during such period, shall furnish promptly to the other party a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal securities laws. Such access may include reasonable access to employees, books, records and properties necessary to conduct Phase I environmental studies and surveys on Gen-X Leased Real Property. Gen-X agrees to cooperate reasonably with Huffy with respect to transition activities prior to the Effective Time, provided that such activities (i) do not cause any unreasonable interference with the operation of Gen-X's business and (ii) do not violate any applicable Laws. Gen-X shall have provided to Huffy prior to the date hereof a true, correct and complete list, as of a current date, of all Employees, such list to include such Employees' salaries, wages, other significant compensation (other than benefits under the Gen-X Employee Benefit Plans), dates of employment and positions.

         7.4 NO SOLICITATION.

             7.4.1 Each of Gen-X, the Principal Shareholders and the Sellers agree that neither they, nor any of their respective Affiliates, nor any of their respective directors, executive officers, agents or representatives will, directly or indirectly, (a) solicit, initiate or encourage (including by way of furnishing information) any inquiries or the making of any proposal with respect to any amalgamation, consolidation or other business combination involving Gen-X or the acquisition of all or any significant part of the assets or shares (including, but not limited to, a control position voting interest) of Gen-X (an "ACQUISITION TRANSACTION"), (b) negotiate or otherwise engage in discussions with any Person with respect to any Acquisition Transaction, or that may reasonably be expected to lead to a proposal for an Acquisition Transaction, or
(c) enter into any agreement, arrangement or understanding (including any letter of intent, agreement in principle or similar agreement) with respect to any such Acquisition Transaction, in the case of each clauses (a), (b) and (c) other than in connection with the transactions with Huffy and Buyer contemplated by this Agreement.

             7.4.2 Gen-X, the Principal Shareholders and the Sellers agree that, as of the date hereof, each of them and their respective Affiliates, and their respective directors, executive officers, agents and representatives shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person (other than Huffy and its representatives) conducted heretofore with respect to any Acquisition Transaction. Gen-X agrees to promptly advise Huffy of any inquiries or proposals received by, any information requested from, or any negotiations or discussions sought to be initiated or continued with, Gen-X or its Affiliates, or any of their respective directors, executive officers, agents or representatives, in each case from a Person (other than Huffy, Buyer and their representatives) with respect to an Acquisition Transaction, and, concurrently with such advisement, to provide to Huffy a reasonable summary of the terms of such Acquisition Transaction (including the terms of any financing arrangement or commitment in connection therewith) and the identity of such third Person.

         7.5 GOVERNMENTAL ENTITIES. Subject to the terms and conditions provided herein, each of the parties hereto agrees to use its best efforts to take promptly, or to cause to be taken promptly, all actions and to do promptly, or to cause to be done promptly, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including using reasonable best efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required regulatory approvals and consents.

         7.6 BEST EFFORTS. Subject to the terms and conditions provided herein, Gen-X agrees that it shall use its best efforts to secure waivers and/or consents from such third parties as may be necessary in the judgment of Gen-X or Huffy in order to consummate the transactions contemplated hereby; provided, however, that, unless requested by Huffy, Gen-X shall not make any payment (or provide any similar non-monetary benefit) to a third party (other than any such payment or benefit that is de minimis in amount) in connection with securing any waiver or consent from such third party without the prior written approval of Huffy.

         7.7 [INTENTIONALLY OMITTED]

         7.8 [INTENTIONALLY OMITTED]

         7.9 [INTENTIONALLY OMITTED]

         7.10 [INTENTIONALLY OMITTED]

         7.11 [INTENTIONALLY OMITTED]

         7.12 EMPLOYEE BENEFITS. Each of Huffy and Buyer and its Affiliates shall credit Employees who Gen-X employed immediately before the Closing Date with any amounts paid for the calendar year under Gen-X's medical and dental plans prior to the transition to a new medical or dental program toward satisfaction of the applicable deductible amounts and co-payment and deductible maximums under any new medical or dental program. With respect to each Employee, each of Huffy and Buyer and their Affiliates shall treat service considered by Gen-X as service with Gen-X as service with each of Huffy and Buyer or their Affiliates for purposes of employee benefits and fringe benefits, including, without limitation, vacation benefits, waiting periods, vesting requirements and pre-existing conditions limitations. Notwithstanding anything in the foregoing to the contrary, unless required by applicable Law: (a) none of Huffy, Buyer and any Affiliate thereof shall be required under the terms of this Agreement to provide (i) severance benefits or other benefits related to termination of employment, or "stay bonuses" or similar benefits (except that the Gen-X shall pay the benefits to be provided pursuant to plans adopted by Gen-X prior to the date hereof and disclosed in

SECTION 5.18.3 of Gen-X Disclosure Schedule), (ii) sick leave or similar benefits, or (iii) benefits under equity incentive plans, consistent with or otherwise with reference to any preexisting Gen-X Plan or Gen-X benefit plan (i.e., benefits, if any, in these categories shall be governed exclusively by plans made available by Huffy and its Affiliates); (b) none of Huffy, Buyer and any Affiliate thereof shall be obligated to continue any particular Gen-X Plan or Gen-X benefit plan (except as set forth in SECTION 7.12 of the Gen-X Disclosure Schedule); and (c) the requirements of this SECTION 7.12 shall remain in effect for a period of twelve months following the Closing Date and then shall expire. The parties hereto agree and acknowledge that this Section 7.12 does not constitute an agreement to continue the employment of any particular Employee or Employees of Gen-X; rather, all Employees will be subject to generally applicable Huffy policies concerning employment.

         7.13 [INTENTIONALLY OMITTED]

         7.14 NOTIFICATION OF CERTAIN MATTERS. Each of Huffy and Gen-X shall give prompt notice to the other of: (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date hereof and prior to the Effective Time, under any Contract material to the financial condition, properties, business or results of operations of such party taken as a whole to which such party, or any Subsidiary of such party, is a party or is subject; and (b) any material adverse change in the condition (financial or other), properties, assets, business, results of operations or prospects of it and its Subsidiaries taken as a whole, or the occurrence of any event that, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in any such change. Each of Huffy and Gen-X shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated hereby. In the event that, at any time prior to the Closing, Gen-X becomes aware of any matter that, if existing or known as of the date hereof, would have been required to be set forth or described in the Gen-X Disclosure Schedule or would otherwise have rendered any representation or warranty of Gen-X set forth herein false or misleading, Gen-X shall promptly provide written notice of such matters to Huffy. In the event that, at any time prior to the Closing, Huffy becomes aware of any matter that, if existing or known as of the date hereof, would have been required to be set forth or described in the Huffy Disclosure Schedule or would otherwise have rendered any representation or warranty of Huffy set forth herein false or misleading, Huffy shall promptly provide written notice of such matters to Gen-X. However, no such notice provided under this Section 7.14 shall be deemed to cure any breach of any representation or warranty made herein, whether for purposes of determining whether or not the conditions set forth in ARTICLE VIII have been satisfied or otherwise.

         7.15 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of Buyer will be authorized to execute and deliver, in the name and on behalf of Gen-X, Huffy Corporation or Buyer, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Gen-X, Huffy Corporation or Buyer, any other actions and things to vest, perfect or confirm of record or otherwise in Buyer any and all right, title and interest in, to and under any of the rights, properties or assets of Gen-X acquired, or to be acquired, by Buyer as a result of, or in connection with, the transactions contemplated hereby.

7.16 FURTHER ACTION; REASONABLE COMMERCIAL EFFORTS. Subject to the terms and conditions hereof, each party hereto shall use its reasonable commercial efforts to take, or to cause to be taken, all appropriate action, and to do, or to cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated hereby.

         7.17 [INTENTIONALLY OMITTED]

         7.18 [INTENTIONALLY OMITTED]

         7.19 PUBLIC ANNOUNCEMENTS. Each of Huffy and Gen-X agrees that, except as may be required by applicable Law as advised by its respective counsel, it will not issue any press release or otherwise make any public statement with respect to this Agreement (including the Exhibits hereto) or the transactions contemplated hereby without obtaining the approval of the other party (which approval shall not be unreasonably withheld).

         7.20 AMENDMENT OF SCHEDULES. The parties shall have the continuing obligation until the Closing Date to supplement or amend promptly the Gen-X Disclosure Schedule (as to Gen-X) and the Huffy Disclosure Schedule (as to Huffy) with respect to any matter that would have been or would be required to be set forth or described in such Schedules in order to not breach any representation, warranty or covenant of such party contained herein; provided that, no amendment or supplement to a Schedule that constitutes or reflects a Material Adverse Effect to the disclosing party may be made unless the other party consents to such amendment or supplement. For all purposes of this Agreement, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant hereto. In the event that a party seeks to amend or supplement its Schedule pursuant hereto with any amendment or supplement that in the other party's reasonable judgment constitutes or reflects a Material Adverse Effect and the other party does not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in
Section 7.20 hereof.

         7.21 INSURANCE. Until the Closing, the assets of Gen-X shall be and remain at the risk of Gen-X. If, prior to Closing, all or any material part of the assets of Gen-X are destroyed or damaged by fire or any other casualty, Huffy and Buyer shall have the option, exercisable by notice in writing: (a) to complete the Closing without reduction of the Purchase Price, in which event all proceeds of insurance shall be payable to Gen-X and all right and claim of Gen-X to any such proceeds not paid by the Closing shall be assigned by Gen-X to Buyer; or (b) to terminate this Agreement, in which case Section 9.2 will apply.

         7.22 [INTENTIONALLY OMITTED]

         7.23 SHAREHOLDERS' ACCEPTANCE AGREEMENTS. Gen-X and the Principal Shareholders shall deliver to Huffy on Closing a Shareholders' Acknowledgement and Acceptance Agreement (the "SHAREHOLDERS' ACCEPTANCE AGREEMENT") in the form attached as Exhibit 7.23 duly executed by each Person that is a Gen-X Shareholder as at the Effective Time and that is not a signatory to this Agreement or has not signed a Shareholders' Acceptance Agreement as of the date hereof.

         7.24 FINAL SHAREHOLDER/OPTION HOLDER LIST. Gen-X shall deliver to Huffy, no later than 14 days before the Closing Date, a final, true and complete listing of all Gen-X

Shareholders and Option Holders. Gen-X shall also, as of the same date of such list, close its shareholder and option holder record books and thereafter not issue or permit the transfer of any Gen-X Common Shares or Gen-X Preference Shares, through any exercise of any Options or otherwise, or grant any Options and each of the Sellers agrees that they shall not transfer or otherwise dispose of their Shares.

         7.25 OPERATION OF GEN-X AFTER CLOSING THROUGH DECEMBER 31, 2002. After Closing through December 31, 2002, Huffy shall allow the management team and officers of Gen-X to have autonomy to operate its business in the normal course of business, consistent with the past practices of Gen-X, subject to the normal reporting requirements to the executive officers of Huffy and consistent with standard Huffy policy.

                                  ARTICLE VIII
                              CONDITIONS OF CLOSING

         8.1 GENERAL CONDITIONS. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions:

             8.1.1 NO LAW OR ORDERS. No Law or Order shall have been enacted, entered, issued or promulgated by any Governmental Entity (and be in effect) that prohibits the consummation of the transactions contemplated hereby.

             8.1.2 LEGAL PROCEEDINGS. No Governmental Entity shall have initiated proceedings to restrain or prohibit the transactions contemplated hereby or to force rescission, unless such Governmental Entity shall have withdrawn and abandoned any such proceedings prior to the time that otherwise would have been the Closing Date.

             8.1.3 SIMULTANEOUS CLOSING OF U.S TRANSACTION. The Merger pursuant to the Merger Agreement shall be simultaneously consummated with the Closing.

             8.1.4 REGULATORY APPROVAL. All regulatory approvals or waivers required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired, other than those the failure of which to be obtained or maintained would not have, or reasonably be expected to have, a Material Adverse Effect on Gen-X or Huffy, and no such approvals or waivers shall contain any conditions, restrictions or requirements that would, following the Effective Time, have a Material Adverse Effect on Huffy or Gen-X.

             8.1.5 PERMITS AND APPROVALS. Each party hereto shall have obtained all Permits and approvals that are legally required to be obtained by such party or its Subsidiaries from any Governmental Entity prior to consummation of the transactions contemplated hereby, which if not obtained, individually or in the aggregate, would have a Material Adverse Effect on the Gen-X and its Subsidiaries, taken as a whole.

             8.1.6 FINANCING. Huffy shall have secured (i) the consent of Congress Financial Corporation (Central) ("Congress") to the Merger, the Share Purchase of Gen-X Ontario and the financing of such transactions on terms and conditions that are acceptable to

Huffy in its sole and absolute discretion, or (ii) arrange for alternative financing for such transactions on terms and conditions that are acceptable to Huffy in its sole and absolute discretion.

         8.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF GEN-X, THE PRINCIPAL SHAREHOLDERS AND THE SELLERS. The obligations of Gen-X, the Principal Shareholders and the Sellers to effect the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, unless waived in writing by Gen-X, the Principal Shareholders and the Sellers:

             8.2.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Huffy and Buyer contained in this Agreement shall be true and correct except where the failure to be true and correct would not have a Material Adverse Effect on Huffy taken as a whole (it being understood that, notwithstanding anything to the contrary contained in this Agreement, for the sole purpose of determining whether there has been a Material Adverse Effect as a result of any inaccuracy of a representation or warranty of Huffy or Buyer, such representation or warranty shall be read as if it were not qualified by "material" or "Material Adverse Effect"), in each case on the date hereof and at the Effective Time (unless the representations and warranties address matters as of a particular date, in which case they shall remain true and correct in all respects as of such date).

             8.2.2 PERFORMANCE OF OBLIGATIONS. Each of Huffy Corporation and Buyer shall have performed or complied in all material respects with all covenants contained in this Agreement or in any agreement, certificate or instrument to be executed by such party pursuant hereto required to be performed or complied with by such party either at or prior to the Closing.

             8.2.3 DELIVERIES. Each of Huffy Corporation and Buyer shall have delivered, or shall have caused to be delivered, to Gen-X at or prior to the Closing the following:

                 (a) certified copies of the resolutions duly adopted by the board of directors of Huffy Corporation and Buyer approving this Agreement;

                 (b) such other documents, instruments or certificates as shall be reasonably requested by Gen-X or its counsel; and

                 (c) a certificate of (i) the chief executive officer, the president or any vice president of such party and (ii) the secretary or any assistant secretary of such party, certifying to the matters set forth in Sections 8.2.1 and 8.2.2 above with respect to such party.

             8.2.4 [INTENTIONALLY OMITTED]

             8.2.5 [INTENTIONALLY OMITTED]

             8.2.6 LEGAL OPINION. Gen-X shall have received from each of Baker & McKenzie and Stewart McKelvey Stirling Scales, Canadian counsel for Huffy and Buyer, an opinion with respect to the matters set forth in EXHIBITS 8.2.6A AND 8.2.6B attached hereto, addressed to Gen-X and dated as of the Closing Date.

         8.3 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF HUFFY AND BUYER. The obligations of Huffy Corporation and Buyer to effect the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, unless waived in writing by Huffy:

             8.3.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. The representations and warranties of Gen-X, the Principal Shareholders, and the Sellers contained in this Agreement shall be true and correct except where the failure to be true and correct would not have a Material Adverse Effect on Gen-X taken as a whole (it being understood that, notwithstanding anything to the contrary contained in this Agreement, for the sole purpose of determining whether there has been a Material Adverse Effect as a result of any inaccuracy of a representation or warranty of Gen-X, such representation or warranty shall be read as if it were not qualified by "material" or "Material Adverse Effect"), in each case on the date hereof and at the Effective Time (unless the representations and warranties address matters as of a particular date, in which case they shall remain true and correct in all respects as of such date).

             8.3.2 PERFORMANCE OF OBLIGATIONS. Gen-X, the Principal Shareholders and the Sellers shall have performed or complied in all material respects with all covenants contained in this Agreement or in any agreement, certificate or instrument to be executed by them pursuant hereto required to be performed or complied with by such parties either at or prior to the Closing.

             8.3.3 EDC INSURANCE. Huffy shall be satisfied that the EDC Insurance Policy covers at least 90% of the aggregate amount of Gen-X and Gen-X Delaware's accounts receivable of and such coverage will continue after the Closing.

             8.3.4 DELIVERIES. Gen-X shall have delivered, or shall have caused to be delivered, to Huffy at or prior to the Closing the following:

                 (a) certificates representing all the Shares issued and outstanding at the Effective Time, duly endorsed in blank (or accompanied by duly executed share transfer powers in blank);

                 (b) a certified copy of a resolution of the directors of Gen-X approving the transfer of the Shares to the Buyer in compliance with the restrictions on transfer contained in the Organizational Documents of Gen-X;

                 (c) a consent letter from the Ministry of Finance, Corporations Tax Branch permitting Gen-X Ontario to continue into New Brunswick post-Closing;

                 (d) such other documents, instruments or certificates as shall be reasonably requested by Huffy or its counsel;

                 (e) a certificate of (i) the chief executive officer, the president or any vice president of Gen-X and (ii) the secretary or any assistant secretary of Gen-X, certifying to the matters set forth in Sections 8.3.1 and
8.3.2 above;

                 (f) a Non-Competition Agreement in the form appended hereto as
EXHIBIT 8.3.4(f) duly executed by the Principal Shareholders and John Collins except that the period of the non-competition provision for Mr. Collins shall be limited to two years;

                 (g) a Shareholders' Acceptance Agreement in the form appended hereto as Exhibit 7.23 duly executed by each Seller except for the Principal Shareholders which are already signatories hereto.

                 (h) the unaudited consolidated balance sheet of Gen-X and Gen-X Delaware dated as of the last day of the month preceding Closing and the related unaudited consolidated statements of income and cash flow of Gen-X and Gen-X Delaware for the 12-month period ending as of the last day of the month preceding the Closing and interim sales and gross margin reports of Gen-X and Gen-X Delaware for the month in which the Closing occurs through the Closing Date in the form that is consistent with the same type of reports that are routinely prepared for management of Gen-X and Gen-X Delaware;

                 (i) Huffy shall have received (A) proof that the termination of that certain Share Issuance and Shareholder Agreement by and between Gen-X Delaware and HSBC Capital Inc. ("HSBC CAPITAL") dated February 14, 2001 and that certain Share Issuance and Shareholder Agreement by and between Gen-X Ontario and HSBC Capital dated February 14, 2001 and (B) a release from HSBC Capital concerning any claims it may have or had related to any shares or other securities of Gen-X, Gen-X Delaware or their respective Affiliates in a form reasonably acceptable to Huffy;

                 (j) an Employment Agreement in substantially the form as Huffy delivers to Gen-X upon execution of this Agreement executed by each of the Key Employees, those Employees who will receive options for Huffy Common Stock, those key managerial Employees and such other Employees as mutually determined by the parties;

                 (k) all original (non-cancelled) share certificates issued to Gen-X Ontario or each of its Subsidiaries from each of its Subsidiaries representing 100% ownership of such Subsidiaries;

                 (l) a certificate executed by the President of Gen-X Ontario as to the accuracy of the representations and warranties of Gen-X, the Principal Shareholders and the Sellers as at the date of this Agreement and as of the Closing Date in accordance with Section 8.3.1 and the accuracy and completeness of the Final Shareholder and Option Holder List delivered to Huffy pursuant to
Section 7.24 hereof;

                 (m) a certificate executed by the President of Gen-X Ontario as to the performance and compliance with the covenants of Gen-X, the Principal Shareholders and the Sellers in accordance with Section 8.3.2;

                 (n) a copy of each of the following:

                     (i) the Organizational Documents of Gen-X Ontario and each of its Subsidiaries as of a date not more than five (5) days prior to the Closing Date;

                     (ii) certificates of status with respect to Gen-X Ontario and each of its Subsidiaries as of a date not more than ten
                     (10) days prior to the Closing Date;

                     (iii) certificates of status with respect to Gen-X Ontario and each of its Subsidiaries certified by the corporate registrars in each jurisdiction in which the conduct of its business or the ownership or leasing of assets requires it to be qualified to do business, if any, in such province, in each case as of a date not more than ten (10) days prior to the Closing Date; and

                     (iv) a certified copy of a directors' resolution of Gen-X approving the execution, delivery and performance of this Agreement and all Ancillary Agreements by Gen-X and the consummation of the transactions contemplated by this Agreement; and

                     (o) resignations and releases from each of the directors and officers of Gen-X Ontario and each of its Subsidiaries.

             8.3.5 GEN-X ADVERSE CHANGES. There shall not have occurred after the date hereof any events or circumstances that, individually or in the aggregate, have had or are reasonably expected to have a Material Adverse Effect on Gen-X.

             8.3.6 [INTENTIONALLY OMITTED]

             8.3.7 [INTENTIONALLY OMITTED]

             8.3.8 LEGAL OPINION. Huffy shall have received from Fogler Rubinoff LLP, counsel to Gen-X, an opinion with respect to the matters set forth in
EXHIBIT 8.3.8 attached hereto, addressed to Huffy and dated as of the Closing Date.

             8.3.9 [INTENTIONALLY OMITTED]

             8.3.10 THIRD PARTY CONSENTS. Gen-X shall have received all consents from any Person or Governmental Entity, and shall have delivered in a timely manner all notices to such Persons or Governmental Entities, (i) that are identified as required pursuant to SECTION 5.7 and SECTION 5.8 of the Gen-X Disclosure Schedule, and (ii) (with respect to any consent or notice not so identified pursuant to clause (i) above) that, if not so received or delivered, as applicable, prior to the consummation of the transactions contemplated hereby, would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Huffy or Gen-X.

             8.3.11 [INTENTIONALLY OMITTED]

             8.3.12 [INTENTIONALLY OMITTED]

             8.3.13 RELEASE OF LIENS. Huffy shall be satisfied that all assets of Gen-X, including without limitation any trademarks and patents, are free from any and all Liens, except for any Permitted Liens (for purposes of this clause, Liens that are reserved for on the financial statements of Gen-X as required by GAAP are not considered Permitted Liens) or Liens that Huffy agrees may remain in existence post-closing.

             8.3.14 RESIDENCY.

                  (a) Each non-resident Seller shall deliver to Buyer on or before the Closing Date a certificate issued by the CCRA under subsection 116(2) of the ITA.

                  (b) If the certificate referred to in (a) is so delivered, Buyer shall be entitled to withhold from the Purchase Price 25% of the amount, if any, by which the Purchase Price attributable to each non-resident Seller exceeds the "certificate limit" as defined in subsection 116(2) of the ITA and fixed by the CCRA in such certificate and Buyer shall remit such amount to the Receiver General for Canada and the amount so remitted shall be credited to Buyer as a payment on account of the Purchase Price.

                  (c) If a certificate is not so delivered, Buyer shall be entitled to withhold from the Purchase Price an amount equal to 25% of the portion of the Purchase Price attributable to each such non-resident Seller and shall remit such amount to the Receiver General for Canada provided that such withheld amount shall not be remitted prior to 2 or more Business Days prior to the date such amount is required by Tax Law to be remitted (the "Remittance Date"). Any amount so remitted shall be credited to Buyer as a payment on account of the Purchase Price.

                  (d) Where Buyer has withheld any amount under the provisions of paragraph (b) or (c) above and a Seller delivers to Buyer, after the Closing Date and prior to the Remittance Date, a certificate issued pursuant to subsection 116(2) or subsection 116(4) of the ITA, Buyer

                      (i) in the case of a certificate issued pursuant to subsection 116(2), shall remit forthwith to the Receiver General for Canada 25% of the amount, if any, by which the Purchase Price exceeds the certificate limit fixed in such certificate, and the amount so paid shall be credited to Buyer as a payment on account of the Purchase Price; and shall pay forthwith to such Seller any amount that Buyer has withheld and is not required to pay to the Receiver General for Canada;

                      (ii) in the case of a certificate issued pursuant to subsection 116(4), shall pay forthwith to such Seller any amount that Buyer has withheld.

                  (e) In addition to the foregoing, where the Shares constitute taxable Quebec property, as defined in the Taxation Act (Quebec), the provisions in subsections 8.3.12(a) - (d) shall apply, with the necessary changes, with respect to the delivery or non-delivery of a certificate issued pursuant to section 1098 or 1100 of the Taxation Act (Quebec).

             8.3.15 [INTENTIONALLY OMITTED]

             8.3.16 [INTENTIONALLY OMITTED]

             8.3.17 TRANSFER OF INTELLECTUAL PROPERTY RIGHTS. Gen-X shall have taken all measures that Huffy reasonably requests concerning the transfer of Gen-X's trademarks and patents to Gen-X Sports (AG) (or its successor GmbH).

             8.3.18 GEN-X PREFERENCE SHARE DIVIDENDS. Gen-X Ontario shall have paid all accrued dividends to the holders of Gen-X Preference Shares.

             8.3.19 SHAREHOLDERS. All Gen-X Shareholders as at the Closing Date shall have signed a Shareholders' Acceptance Agreement and 100% of the issued and outstanding Gen- X Common Shares and Gen-X Preference Shares shall be transferred to Buyer at Closing.

             8.3.20 CUSTOMER VISITS. No later than 30 days after execution of this Agreement, Huffy shall have met with representatives of the combined five largest customers of Gen-X and Gen-X Delaware based on aggregate value of goods and services that Gen-X provided to such customers year-to-date, and shall have been satisfied, in its sole discretion, with the results of such meetings.

                                   ARTICLE IX
                                   TERMINATION

         9.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time:

             9.1.1 MUTUAL CONSENT. By mutual written consent of the parties to this Agreement;

             9.1.2 BY HUFFY. By Huffy, if any of the conditions set forth in
Section 8.1 or 8.3.1 shall have become incapable of fulfillment (other than as a result of a breach of this Agreement by Huffy or Buyer);

             9.1.3 BY GEN-X ONTARIO, THE PRINCIPAL SHAREHOLDERS OR SELLERS. By Gen-X Ontario, the Principal Shareholders or the Sellers, if (a) any of the conditions set forth in Section 8.1 or 8.2 shall have become incapable of fulfillment (other than as a result of a breach of this Agreement by Gen-X, the Principal Shareholders or the Sellers);

             9.1.4 TERMINATION DATE. By any of the parties, if the transactions contemplated hereby are not consummated on or before the date that is six months after the date hereof, but only if the failure to consummate such transactions on or before such date did not result from the breach of any representation, warranty or agreement herein of the party seeking termination (or any of their respective Subsidiaries);

             9.1.5 BREACH OF COVENANT. By either Huffy and Buyer, on the one hand, or Principal Shareholders, Sellers and Gen-X Ontario on the other hand, if the other parties (or any of such other parties' Subsidiaries, where applicable) shall be in material breach of any of its covenants contained in this Agreement and such breach either is incapable of cure or is not cured within 20 Business Days after notice from the party wishing to terminate; provided, that the party seeking such termination (or any of such parties' Subsidiaries) shall not also then be in material breach of this Agreement; and, provided, further, that any material breach of the provisions of

Section 7.4 shall entitle Huffy to an immediate right to termination without any notice or cure requirement;

             9.1.6 BREACH OF REPRESENTATIONS AND WARRANTIES. By either Huffy and Buyer, on the one hand, or Principal Shareholders, Sellers and Gen-X Ontario on the other hand, if the other parties (or any of such other parties' Subsidiaries, where applicable) shall be in breach of any of its representations or warranties contained in this Agreement, which breach, individually or together with all other breaches, is reasonably expected to have a Material Adverse Effect on such party, and such breach either is incapable of cure or is not cured within 20 Business Days after notice from the party wishing to terminate; provided, that the party seeking such termination (or any of its Subsidiaries) shall not also then be in material breach of this Agreement; or

             9.1.7 ORDER OR ACTION BY GOVERNMENTAL ENTITY. By either Huffy or Gen-X Ontario, if a Governmental Entity shall have issued a non-appealable final Order or shall have taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby (provided, that, (a) if the party seeking to terminate this Agreement (or any of its Subsidiaries) pursuant to this Section 9.1.7 is subject to such Order, it shall have used commercially reasonable efforts to have such Order removed, and (b) the right to terminate this Agreement under this Section 9.1.7 shall not be available to a party if such party (or any of such party's Subsidiaries) has not complied with its obligations under Section 7.5 and such noncompliance materially contributed to the issuance of any such Order or the taking of any such action).

         9.2 MANNER AND EFFECT OF TERMINATION. Termination shall be effected by the giving of written notice to that effect by the party seeking termination. If this Agreement is validly terminated and the transactions contemplated hereby are not consummated, then this Agreement shall become null and void and of no further force and effect and no party shall be obligated to any other party hereunder; provided, however, that termination shall not affect (a) the rights and remedies available to a party as a result of the breach by the other party or parties hereunder or (b) the provisions of Sections 5.28, 6.16, 7.20, 11.1, 11.2, 11.4 and 11.13 or this Section 9.2. Gen-X and Huffy further agree that, for a period of two years from the date of any termination of this Agreement in accordance with this ARTICLE IX neither party will offer employment to, or hire any of, the employees of the other party (or any Subsidiary thereof) with whom it has had contact or who became known to the party in connection with the transactions contemplated hereby.

                                   ARTICLE X
                           INDEMNIFICATION AND RELEASE

         10.1 INDEMNIFICATION OBLIGATION OF THE SELLERS. Each of the Sellers who receive Holdback Shares pursuant to the Merger Agreement, shall severally on a pro rata basis based on the percentage of Holdback Shares each of them are entitled to receive pursuant to the Merger Agreement, indemnify, defend and hold the Indemnified Parties harmless from and against any claim, cost, loss, liability, penalty, settlement, judgment, charge, fee, expense, or other damage, including, but not limited to reasonable attorneys' fees (collectively, "DAMAGES") as incurred or sustained by the Indemnified Parties caused by, arising from or related to any of the circumstances as provided in ARTICLE X of the Merger Agreement and on the terms and conditions and subject to the limitations as set out in ARTICLE X of the Merger Agreement, provided that the liability of the Sellers, except for the Principal Shareholders, for any indemnification obligation pursuant to this Agreement and Section 10.1.4 of the Merger Agreement shall not exceed the Purchase Price that such Seller is entitled to receive pursuant to this Agreement. The foregoing limitations with respect to the provisions of ARTICLE X of the Merger Agreement will not affect or constitute a waiver of Huffy's right to seek payment of Damages from a Seller, or other remedy available to Huffy at law with respect to a breach by a Seller of its representations and warranties contained in ARTICLE IV, and any covenants or obligations which correspond to such representations and warranties.

         10.2 RELEASE OF CLAIMS.

              10.2.1 Each of the Sellers severally hereby remise, release and forever discharge Huffy, Buyer and Gen-X and Gen-X Delaware (collectively, the "Releasees") of and from all manner of actions, causes of action, deeds, suits, proceedings, debts, dues, duties, accounts, bonds, covenants, contracts, claims, demands, damages (known or unknown), sums of money, controversies, promises, doings, actions, variances, trespasses, grievances, executions and liabilities whatsoever, both in law and in equity (collectively, the "Claims"), which they ever had, now have or hereafter can, shall or may have for or by reason of or in respect of any cause, act, matter or thing whatsoever existing up to and including the date hereof, having been an officer, director, shareholder or Employee of Gen-X;

              10.2.2 In particular, without limiting the generality of the foregoing, each of the Releasees who has served as an officer, director or Employee of Gen-X or Gen-X Delaware (the "Particular Releasors"), hereby remises, releases and forever discharges the Releasees of and from all Claims which the Particular Releasors ever had, now has, or which the Particular Releasors hereafter can, shall or may have by reason of any matter, cause or thing whatsoever existing up to the date hereof, and without limitation, in respect of any and all claims for money advanced, salary, wages, bonuses, expenses, retirement or pension allowances, director's fees, participation in profits, dividends or earning or other remuneration, whether authorized or purportedly authorized by by-law, resolution, contract or otherwise.

              10.2.3 The Releasees hereby covenant and agree that the releases granted herein shall be for the Releasees and each of them, as well as all entities which each of the they respectively own or control, directly or indirectly and shall bind their heirs, executors, administration, successors and their legal representatives; and

              10.2.4 The Releasees hereby covenant and agree that, through such ownership or control, no person or party related to the Releasees shall make or assert any claim that would, if made by the Releasees, contravene the provisions of this Section.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 CONFIDENTIALITY. Each of Huffy and Gen-X agrees and acknowledges that it will continue to be bound by the confidentiality agreements, dated October 1, 2001 and February 28,

2002, between Huffy and Gen-X (as such agreements may be amended, collectively, the "CONFIDENTIALITY AGREEMENT"). Each of the Sellers and Principal Shareholders agrees to adhere to and be bound by the terms and conditions of the Confidentiality Agreement as if they were parties thereto.

         11.2 EXPENSES. Except as otherwise specifically provided for herein (including, without limitation, under ARTICLE IX), each of Gen-X, the Principal Shareholders, Sellers Huffy and Buyer shall pay all of its respective costs and expenses (including attorneys', accountants' and investment bankers' fees) incurred in connection with this Agreement and the transactions contemplated hereby.

         11.3 NOTICES. All notices, requests, claims, demands and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by a nationally recognized overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

To Gen-X, the Principal Shareholders and Sellers:

Gen-X Sports, Inc.
36 Dufflaw Road
Toronto, Ontario  M6A 2W1

Attn:  Kenneth Finkelstein

With a copy to:

Fogler Rubinoff LLP
Suite 4400, P.O. Box 95
Royal Trust Tower, Toronto Dominion Centre
Toronto, Ontario  M5K 1G8

Attn:  Daniel F. Hirsh

To Huffy or Buyer:

Huffy Corporation
225 Byers Road
Miamisburg, Ohio  45342-3614

Attn:  Nancy A. Michaud
With a copy to:

Dinsmore & Shohl LLP
1900 Chemed Center
255 East Fifth Street
Cincinnati, Ohio  45202

Attn: Charles F. Hertlein, Jr.

And with a copy to:

Baker & McKenzie
BCE Place
181 Bay Street, Suite 2100
Toronto, Ontario, M5J 2T3

Attention:  S. Janice McAuley

All such notices, requests, claims, demands and other communications will (a) if delivered personally to the address as provided in this Section 11.3 be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided for in this Section 11.3, be deemed given upon facsimile confirmation, and (c) if delivered by overnight courier to the address as provided in this Section 11.3, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case, regardless of whether such notice, request, claim, demand or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 11.3). Any party hereto from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

         11.4 ENTIRE AGREEMENT. This Agreement and the Exhibits and Schedules hereto (which are incorporated herein by this reference), including the Gen-X Disclosure Schedule and the Huffy Disclosure Schedule, constitute the entire Agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect and shall survive any termination of this Agreement or the Closing in accordance with its terms.

         11.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts and may be executed and delivered by facsimile, each of which counterparts and facsimiles will be deemed an original, but all of which together will constitute one and the same instrument.

         11.6 HUFFY AND INDEMNIFIED PARTY KNOWLEDGE. The right of Huffy or an Indemnified Party to any remedy set forth in this Agreement, in law or in equity shall not be affected by any investigation it conducts with respect to, or any Knowledge it acquires (or capable of being acquired) at any time, whether before or after Closing, closing of the Merger, or execution of the Merger Agreement or this Agreement with respect to the accuracy or inaccuracy of or compliance with, any representation, warranty, covenant, obligation or claim which may give rise to a remedy based on such representation, warranty, covenant, obligation or claim. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation of Gen-X, the Principal Shareholders or Sellers or Gen-X Delaware as set forth in this Agreement or the Merger Agreement, shall not affect Huffy's and an Indemnified Party's right to indemnification, payment of Damages or other remedy as set forth in this Agreement or the Merger Agreement based on such representations, warranties, covenants or obligations.

         11.7 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         11.8 [INTENTIONALLY OMITTED]

         11.9 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of, and is enforceable by the parties hereto and their respective successors and assigns.

         11.10 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         11.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without giving effect to that Province's conflict of laws principles.

         11.12 CONSTRUCTION. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentem.

         11.13 SPECIFIC PERFORMANCE. The parties hereto agree that, if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist, and damages would be difficult to determine. It is agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the Canada or any province having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         11.14 AMENDMENT AND MODIFICATION. At any time prior to the Effective Time, this Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of the parties hereto with respect to any of the terms contained herein; provided, however, that no such amendment, modification or supplementation shall be made that, under applicable Law, requires the approval of shareholders of Gen-X or Huffy, without the further approval of such shareholders.

         11.15 WAIVER. At any time prior to the Effective Time, Huffy and Buyer, on the one hand, and Gen-X Ontario, the Principal Shareholders and the Sellers on the other, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto, and (c) waive compliance by the other with any of the agreements or conditions contained herein that may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of such party.

         11.16 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties and covenants contained herein and in any certificate or other writing delivered pursuant hereto shall survive until the first anniversary of the Closing Date; provided that, this provision shall in no way limit an Indemnified Party's rights pursuant to Section 10.1.4 of the Merger Agreement.

         11.17 ENGLISH LANGUAGE. The parties hereto confirm that it is their wish that this Agreement as well as all other documents relating hereto including notices be drawn up in English only. Les parties aux presentes confirment leur volonte que cette convention de meme que tous les documents, y compris tous avis, s'y rattachant, soient rediges en anglais seulement.

         11.18 APPOINTMENT OF JAMES SALTER AND KENNETH FINKELSTEIN AS AGENTS. Each of the Sellers hereby irrevocably appoints the Representative as their duly authorized representatives, with full power of substitution, as their attorneys to negotiate, sign and execute, for and in the name of and on behalf of the Sellers, to carry out all acts related to the sale of the Shares of Gen-X Ontario to Buyer including, without limitation, the execution and delivery on the Sellers' behalf any amendments to this Agreement, share transfer power, direction to pay funds, proxy to represent the Sellers at a meeting of shareholders of Gen-X Ontario, and such other conveyances and assurances as the Representative, in his sole discretion, considers necessary or desirable to complete the transaction contemplated by this Agreement, all on terms approved by the Representative, in his sole discretion, and all of which shall be binding upon the Sellers as if they had signed them themselves.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

ROYAL BANK OF CANADA (CARIBBEAN)
CORPORATION AS DIRECTOR
DMJ FINANCIAL, INC.                         GEN-X SPORTS, INC.
By: /s/ A. Alleyne                          By: /s/ Kenneth Finkelstein
Name: A. Alleyne                            Name: Kenneth Finkelstein
Title: Senior Manager                       Title:  Chairman/CFO
Date: June 4, 2002                          Date: June 4, 2002

ROYAL BANK OF CANADA (CARIBBEAN)
CORPORATION AS DIRECTOR
K&J FINANCIAL HOLDINGS, INC.                HUFFY CORPORATION
By: /s/ A. Alleyne                          By:  /s/ Robert W. Lafferty
Name:  A. Alleyne                           Name:  Robert W. Lafferty
Title: Senior Manager                       Title:  V.P. Finance
Date:  June 4, 2002                         Date:  June 5, 2002

OSGOODE FINANCIAL INC.                      HSGC CANADA INC.
By:  /s/ Kenneth Finkelstein                By:  /s/ Nancy A. Michaud
Name:  Kenneth Finkelstein                  Name:  Nancy A. Michaud
Title:  CFO                                 Title:  Secretary
Date: June 4, 2002                          Date: June 5, 2002

ROYAL BANK OF CANADA (CARIBBEAN)
CORPORATION AS DIRECTOR
DLS FINANCIAL, INC.
By:  /s/ A. Alleyne
Name:  A. Alleyne
Title:  Senior Manager
Date: June 4, 2002



/s/ Kenneth Finkelstein                     /s/ James Salter
Kenneth Finkelstein                         James Salter
Date: June 4, 2002                          Date: June 4, 2002

KENNETH FINKELSTEIN FAMILY
TRUST
ROYAL BANK OF CANADA (CARIBBEAN)
CORPORATION AS TRUSTEE
By: /s/ Arlita Stewart
Name: Arlita Stewart
Title: Officer
Date: June 4, 2002

JAMES SALTER FAMILY TRUST
ROYAL BANK OF CANADA (CARIBBEAN)
CORPORATION AS TRUSTEE
By: /s/ Arlita Stewart
Name: Arlita Stewart
Title: Officer
Date: June 4, 2002

                             EXHIBITS AND SCHEDULES

Exhibits
--------

Exhibit 7.23               Sellers Acceptance Agreement
Exhibit 8.2.6A             Baker & McKenzie Legal Opinion
Exhibit 8.2.6B             Stewart McKelvey Stirling Scales Legal Opinion
Exhibit 8.3.4(f)           Non-Competition Agreement
Exhibit 8.3.8              Fogler Rubinoff LLP Legal Opinion

Gen-X Disclosure Schedules
--------------------------

Section 5.1                Organization and Good Standing
Section 5.3.1A             Commitments to Purchase or Issue Securities and Option Holders
Section 5.3.1B             Gen-X Shareholders
Section 5.4                Subsidiaries
Section 5.6                Compliance with Applicable Law
Section 5.7                Non-Contravention/Consents
Section 5.8                Government Approvals and Consent
Section 5.9                Financial Statements
Section 5.10.3             Gen-X Employee Benefit Plan Payments
Section 5.11.2             Specific Liabilities or Changes
Section 5.12               Litigation
Section 5.13               Contracts
Section 5.14               Tax Claims
Section 5.14.18            Associated Corporations
Section 5.15               Titles to Properties; Liens
Section 5.16               Intellectual Property
Section 5.18.1             Gen-X Employee Benefit Plans
Section 5.18.5             Gen-X Employee Benefit Plan Liabilities
Section 5.18.8             Employee Severance and/or Stay Bonus Benefits
Section 5.20               Labor Matters
Section 5.21               Related Party Transactions
Section 5.22.2             Gen-X Leased Real Property
Section 5.23               Insurance Policies
Section 5.25               Customers
Section 7.1                Conduct of Business Pending Closing
Section 7.12               Employee Benefits

Huffy Disclosure Schedules
--------------------------

Section 6.7                Non-Contravention/Consents
Section 6.8                Government Approvals and Consents